UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

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Filed by a Party other than the Registrant |_|

Check the appropriate box:

|X|   Preliminary Proxy Statement

|_| Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

|_|   Definitive Proxy Statement

|_|   Definitive Additional Materials

|_|   Soliciting Material Pursuant to ss.240.14a-12

                              Concord Camera Corp.
--------------------------------------------------------------------------------

                (Name of Registrant as Specified in its Charter)

================================================================================
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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            pursuant  to  Exchange  Act Rule 0-11 (set forth the amount on which
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|_|   Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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      1)    Amount previously paid:

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      4)    Date Filed:

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                                     [LOGO]

                                    Concord
                                       THE INNOVATOR

                              CONCORD CAMERA CORP.
                            4000 Hollywood Boulevard
                   Presidential Circle-6th Floor, North Tower
                            Hollywood, Florida 33021

                                   ----------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD DECEMBER 18, 2008

Notice is hereby given that an Annual Meeting of Shareholders of Concord Camera Corp., a New Jersey corporation, (the "Company") will be held at the Marriott Residence Inn at Aventura Mall, 19900 West Country Club Drive, Aventura, Florida 33180, on Thursday, December 18, 2008, beginning at 10:00 a.m., local time, for the following purposes:

      1. To approve the dissolution of the Company and the Plan of Dissolution, substantially in the form attached hereto as Annex A;

      2. To elect Ira B. Lampert, Ronald S. Cooper, Morris H. Gindi, William J. O'Neill, Jr. and Roger J. Beit as directors for a term of office expiring at the 2009 Annual Meeting of Shareholders or until their respective successors are duly elected and qualified;

      3. To ratify the appointment of BDO Seidman, LLP as the independent registered public accounting firm of the Company for the fiscal year ending June 27, 2009; and

      4. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

Only holders of record of the Company's common stock, no par value, at the close of business on November 7, 2008, will be entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

In order to be admitted to the Annual Meeting, a shareholder must present an admission ticket or proof of ownership of Company stock on the record date. If your shares are held in the name of a bank, broker or other holder of record, a brokerage statement or letter from a bank or broker is an example of proof of ownership. Any holder of a proxy from a shareholder must present the proxy card, properly executed, and an admission ticket to be admitted. Shareholders and proxy holders must also present a form of photo identification such as a driver's license or passport.

An admission ticket is on the back cover page of your proxy statement. If you plan to attend the Annual Meeting, please keep this ticket and bring it with you to the Annual Meeting. If you receive this proxy statement electronically, you can obtain a ticket in advance of the Annual Meeting by printing the final page of this proxy statement.

Please sign and date the enclosed form of proxy and return it in the postage paid, self-addressed envelope provided for your convenience. Management asks that you do this whether or not you plan to attend the meeting. Should you attend, you may, if you wish, withdraw your proxy and vote your shares in person.

                                             By Order of the Board of Directors,

                                             Scott L. Lampert
                                             Secretary

Hollywood, Florida
November 7, 2008

                              CONCORD CAMERA CORP.
--------------------------------------------------------------------------------

               PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
                                   TO BE HELD
                           THURSDAY, DECEMBER 18, 2008

This proxy statement is furnished by the Board of Directors, or the Board, of Concord Camera Corp. in connection with the solicitation of proxies to be voted at the Annual Meeting of Shareholders of the Company that will be held at the Marriott Residence Inn at Aventura Mall, 19900 West Country Club Drive, Aventura, Florida 33180 on Thursday, December 18, 2008, beginning at 10:00 a.m., local time, and all adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting. References to the "Company" or "we", "us" or "our" are all references to Concord Camera Corp.

Our Board has fixed the close of business on November 7, 2008, as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting or any adjournments thereof. As of that date, there were issued and outstanding 5,913,610 shares of our common stock, no par value, our only class of voting securities outstanding. Each share of our common stock entitles the holder to one vote. The presence, in person or by proxy, of holders of a majority of all of our outstanding common stock constitutes a quorum at the annual meeting. Shares of our common stock represented by proxies that reflect abstentions and "broker non-votes" (i.e., common stock represented at the annual meeting by proxies held by brokers or nominees as to which (i) the brokers or nominees have not received instructions from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have the discretionary voting power on a particular matter) will be counted for the purpose of determining the existence of a quorum at the Annual Meeting, but will not be counted as a vote cast for the purpose of determining the number of votes required to approve a proposal.

Any shareholder giving a proxy will have the right to revoke it at any time prior to the time it is voted. A proxy may be revoked by: (i) giving written notice to us at or prior to the Annual Meeting, attention: Secretary; (ii) signing another proxy with a later date; or (iii) attendance and voting in person at the Annual Meeting. Attendance at the Annual Meeting will not automatically revoke the proxy. All shares of our common stock represented by effective proxies will be voted at the annual meeting or at any adjournment thereof. Unless otherwise specified in the proxy (and except for "broker non-votes" described above), shares of our common stock represented by proxies will be voted: (i) FOR the approval of our dissolution and the Plan of
Dissolution and Liquidation; (ii) FOR the election of each of the five directors; (iii) FOR the approval of the ratification of BDO Seidman, LLP as the independent registered public accounting firm of the Company for the fiscal year ending June 27, 2009; and (iv) in the discretion of the proxy holders with respect to such other matters as may properly come before the Annual Meeting.

All information in this proxy statement gives effect to a two-for-one split of our common stock effective on April 14, 2000, to shareholders of record on March 27, 2000, and a one-for-five split of our common stock, effective on November 21, 2006, to shareholders of record on November 20, 2006.

Our executive offices are located at 4000 Hollywood Boulevard, Presidential Circle-6th Floor, North Tower, Hollywood, Florida 33021. Mailing to shareholders of record on November 7, 2008 of the Notice of Annual Meeting, this proxy statement and the accompanying form of proxy will commence on or around November 18, 2008.


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                                TABLE OF CONTENTS

                                                                            PAGE

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING................................ 1

SUMMARY OF PROPOSAL FOR DISSOLUTION AND  PLAN OF DISSOLUTION
AND LIQUIDATION.............................................................. 10

CERTAIN RISKS RELATED TO THE DISSOLUTION AND THE PLAN OF
LIQUIDATION.................................................................. 14

FORWARD-LOOKING STATEMENTS................................................... 19

PROPOSAL ONE: APPROVAL OF OUR DISSOLUTION AND THE PLAN OF
DISSOLUTION AND LIQUIDATION.................................................. 20

SELECTED FINANCIAL DATA...................................................... 38

PROPOSAL TWO:  ELECTION OF DIRECTORS......................................... 40

COMPENSATION DISCUSSION AND ANALYSIS......................................... 49

BENEFICIAL OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT............. 75

PROPOSAL THREE:  RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS......... 79

OTHER INFORMATION............................................................ 81

ANNEX A PLAN OF DISSOLUTION AND LIQUIDATION................................. A-1

                 QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

What is the Purpose of the Annual Meeting?

At the Annual Meeting, shareholders will consider and vote on proposals to:

      o approve our dissolution and the Plan of Dissolution and Liquidation of the Company, substantially in the form attached hereto as Annex A, referred to as the "plan of liquidation";

      o elect Ira B. Lampert, Ronald S. Cooper, Morris H. Gindi, William J. O'Neill, Jr. and Roger J. Beit as directors for a term of office expiring at the 2009 Annual Meeting of shareholders or until their respective successors are duly elected and qualified; and

      o ratify the appointment of BDO Seidman, LLP as the independent registered public accounting firm of the Company for the fiscal year ending June 27, 2009.

We may also transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

Who Is Entitled to Vote?

The record date for the Annual Meeting is November 7, 2008. Only shareholders of record at the close of business on that date are entitled to notice of and to vote at the Annual Meeting. At the close of business on the record date there were 5,913,610 shares of common stock outstanding.

A list of shareholders entitled to vote will be available at the Annual Meeting. In addition, the list will be open to the examination of any shareholder, for any purpose germane to the Annual Meeting, at our address set forth in this Proxy Statement between the hours of 9:00 a.m. and 5:00 p.m., local time, on any business day from November 25, 2008 up to the time of the Annual Meeting.

What If My Shares Are Held in "Street Name" by a Broker?

If you are the beneficial owner of shares held in "street name" by a broker, your broker, as the record holder of the shares, is required to vote those shares in accordance with your instructions. If you do not give instructions to your broker, your broker is only entitled to vote on the proposal regarding the election of directors, as described in proposal 2, and the ratification of auditors, as described in proposal 3. Your broker will not be permitted to vote your shares with respect to our dissolution and the plan of liquidation and a "broker non-vote" will occur, which will be counted towards the quorum, but will not be counted as a vote cast for the purpose of determining the number of votes required to approve the proposals.

How Do I Vote?

You may vote by mail. If you properly complete and sign the accompanying proxy card and return it in the enclosed envelope, it will be voted in accordance with your instructions. The enclosed envelope requires no additional postage if mailed in the United States. If your shares are held in "street name" by a broker or other nominee, you should check the voting form used by that firm to determine whether you will be able to vote by telephone or on the Internet.

You may vote in person at the meeting. If you plan to attend the Annual Meeting and wish to vote in person, we will give you a ballot at the meeting. However, if your shares are held in the name of your broker, bank or other nominee, you will need to obtain a proxy form from the institution that holds your shares indicating that you were the beneficial owner of our common stock on November 7, 2008, the record date for voting at the Annual Meeting.

May I Change My Vote After I Submit My Proxy?

Yes, you may revoke your proxy and change your vote at any time before the polls close at the Annual Meeting by:

      o     signing another proxy with a later date;

      o giving written notice of the revocation of your proxy to our Secretary at or prior to the meeting; or

      o     voting in person at the Annual Meeting.

What If I Do Not Specify How My Shares Are to be Voted?

If you submit an executed proxy but do not indicate how your shares are to be voted, your shares will be voted

      o "FOR" the proposal to approve our dissolution and the plan of liquidation;

      o     "FOR" the proposal to elect Ira B. Lampert, Ronald S. Cooper, Morris
            H. Gindi, William J. O'Neill, Jr. and Roger J. Beit as directors for a term of office expiring at the 2009 Annual Meeting of Shareholders or until their respective successors are duly elected and qualified; and

      o "FOR" the proposal to ratify the appointment of BDO Seidman, LLP as the independent registered public accounting firm of the Company for the fiscal year ending June 27, 2009.

      o in the discretion of the proxy holders with respect to such other business as may properly come before the Annual Meeting or any adjournments thereof.

What Is Required for a Quorum?

The holders of shares entitled to cast a majority of the votes at a meeting of shareholders constitutes a quorum for the transaction of business at the Annual Meeting. Proxies marked as abstentions and any broker non-votes (shares held by brokers which are represented at the meeting but with respect to which the broker is not empowered to vote on a particular proposal) will be included as shares present for purposes of determining whether or not there is a quorum.

What if a Quorum is Not Present at the Annual Meeting?

Under our bylaws, if a quorum is not present at any meeting of the shareholders, the shareholders entitled to vote at the meeting have the power to adjourn the meeting from time to time until a quorum is present. If a quorum is not present at the Annual Meeting, we expect to attempt to adjourn the Annual Meeting to solicit additional proxies. In such event, the persons named in the proxy card will have the authority to, and currently intend to, vote your shares in favor of adjournment.

What Vote is Required to Approve the Proposals at the Annual Meeting?

      o To approve the dissolution and plan of liquidation: The affirmative vote of a majority of the votes cast by the holders of shares of our common stock present or represented and entitled to vote at the Annual Meeting. Members of our current Board and our executive officers who held as of the record date, an aggregate of 1,908,983 shares of common stock (approximately 32.3% of the outstanding shares of common stock as of the record date) have indicated that they will vote all of their shares FOR approval of the dissolution of the Company and the plan of liquidation.

      o     To elect Ira B. Lampert,  Ronald S. Cooper, Morris H. Gindi, William
            J. O'Neill, Jr. and Roger J. Beit as directors for a term of office expiring at the 2009 Annual Meeting of Shareholders or until their respective successors are duly elected and qualified: The affirmative vote of a plurality of the votes cast by the holders of shares of our common stock present or represented and entitled to vote at the Annual Meeting.

      o To ratify the appointment of BDO Seidman, LLP as the independent registered public accounting firm of the Company for the fiscal year ending June 27, 2009: The affirmative vote of a majority of the votes cast by the holders of shares present or represented and entitled to vote at the Annual Meeting.

What If I Do Not Vote on the Proposals Presented?

If a shareholder abstains from voting or does not vote, either in person or by proxy, on the proposal to:

      o approve our dissolution and the plan of liquidation, it will have no effect on the outcome of the vote for the proposal.

      o elect Ira B. Lampert, Ronald S. Cooper, Morris H. Gindi, William J. O'Neill, Jr. and Roger J. Beit as directors for a term of office expiring at the 2009 Annual Meeting of shareholders or until their respective successors are duly elected and qualified, votes that are withheld with respect to this matter will be excluded entirely from the vote and will have no effect, other than for purposes of determining the presence of a quorum.

      o ratify the appointment of BDO Seidman, LLP as the independent registered public accounting firm of the Company for the fiscal year ending June 27, 2009, it will have no effect on the outcome of the vote for the proposal.

What Will Happen If Shareholders Do Not Approve our Dissolution and the Plan of Liquidation?

If our shareholders do not approve our dissolution and the plan of liquidation, our Board will continue to explore what, if any, alternatives are then available for the future of the Company. We believe the value of our business will be materially adversely impacted after the announcement of the recommendation by our Board of our dissolution and the adoption of the plan of liquidation. In particular, pending our shareholders' vote on our dissolution and plan of liquidation, we have ceased manufacturing products, purchasing materials and products and undertaking commitments for sales of our products except for those products that we have remaining in inventory. As a result, we believe that many, if not all, of our customers, including our major customers, will transition their business to our competitors. Therefore, if our shareholders do not approve our dissolution and plan of liquidation, we will not be able to continue to operate our business as it existed prior to the announcement of our Board's recommendation of our dissolution and the adoption of the plan of liquidation and we may not be able to operate our business at all.

Can I Still Sell My Shares?

Yes, you may sell your shares at this time, but it may be difficult or impossible to sell your shares in the near future.

Our common stock is currently listed on the NASDAQ Global Market and currently you may sell your shares on this trading market. However, we are subject to financial and market-related tests and various qualitative standards established by NASDAQ to maintain our listing on the NASDAQ Global Market. We may also be delisted if we fail to meet NASDAQ Global Market's other quantitative listing requirements or its qualitative standards.

On October 1, 2008, we received a deficiency notice from NASDAQ indicating that we did not file our Annual Report on Form 10-K for the period ended June 28, 2008 and, therefore, we were not in compliance with NASDAQ Marketplace Rule 4310(c)(14). The letter stated that our common stock would be subject to delisting unless we requested a hearing before a NASDAQ Listing Qualifications Panel (the "Panel"). We have requested a hearing before the Panel and the hearing is currently scheduled for November 20, 2008. Pending the Panel's decision, our common stock will remain listed. We had previously received a deficiency notice from NASDAQ indicating that we did not file our Quarterly Report on Form 10-Q for the period


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

ended December 28, 2007. After we filed our Quarterly Report on Form 10-Q for the period ended December 28, 2007 on March 31, 2008, NASDAQ notified us that at that time, we were in compliance with the listing requirements. It is uncertain what effect, if any, our prior deficiency related to our Quarterly Report on Form 10-Q for the period ended December 28, 2007 will have on the Panel's decision and there can be no assurance the Panel will grant our request for continued listing.

If our dissolution and the plan of liquidation are approved, we expect to voluntarily delist our common stock from the NASDAQ Global Market, close our stock transfer books and prohibit transfers of record ownership of our common stock after filing a certificate of dissolution with the State of New Jersey.

How Does the Board of Directors Recommend I Vote on the Proposals?

Our Board recommends that you vote:

      o "FOR" the proposal to approve our dissolution and the plan of liquidation;

      o     "FOR" the  proposal to elect Ira B.  Lampert,  Ronald S.
            Cooper, Morris H. Gindi, William J. O'Neill, Jr. and Roger J. Beit as directors for a term of office expiring at the 2009 Annual Meeting of Shareholders or until their respective successors are duly elected and qualified; and

      o "FOR" the proposal to ratify the appointment of BDO Seidman, LLP as the independent registered public accounting firm of the Company for the fiscal year ending June 27, 2009.

Why has the Board of Directors Recommended Our Dissolution and the Plan of Liquidation?

Our Board has determined that it is not advisable to continue to operate our business on an independent basis and that the distribution of our net assets in a liquidation has a greater probability of producing more value to our shareholders than other alternatives. See "Proposal One - Approval of our Dissolution and the Plan of Dissolution and Liquidation - Background and Reasons for the Dissolution and the Plan of Liquidation." Accordingly, based on the Special Committee's review of strategic alternatives and recommendation, on October 29, 2008, our Board adopted a resolution approving our dissolution and plan of liquidation.

What  will  Happen  if   Shareholders   Approve  the  Dissolution  and  Plan  of
Liquidation?

If shareholders approve our dissolution and the plan of liquidation, we will:

      o file a Certificate of Dissolution with the Department of Treasury of the State of New Jersey, specifying the date (no later than ninety days after the filing) upon which the Certificate of Dissolution will become effective and we will be dissolved;


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

      o conduct business operations only to the extent necessary to wind up our business affairs and withdraw from any jurisdiction in which we are qualified to do business, except as necessary to sell our non-cash assets and for the proper winding up of our Company;

      o sell all of our non-cash assets and properties (including our intellectual property and other intangible assets);

      o settle and pay or attempt to adequately provide for the payment of all of our known liabilities;

      o     establish  a  contingency  reserve  designed  to settle  and pay any
            additional   liabilities,   including  contingent   liabilities  and
            expenses of the dissolution and liquidation; and

      o make one or more distributions to our shareholders of available liquidation proceeds.

When will Shareholders Receive Payment of any Available Liquidation Proceeds?

If our shareholders approve our dissolution and the plan of liquidation, we will distribute available liquidation proceeds, if any, to shareholders as our Board deems appropriate. We are currently unable to predict the precise timing of any distributions pursuant to the plan of liquidation Distributions may be made over the next few years, although if we are unable to sell our non-cash assets, if the proceeds of the sales of our non-cash assets are less than anticipated, if we are unable to settle or otherwise resolve existing claims for the amounts anticipated or if unanticipated claims are made against us, distributions to shareholders may be delayed and made over a longer period of time. The timing of any distributions will be determined by our Board and will depend upon our ability to sell our non-cash assets and resolve and pay our remaining liabilities, including contingent claims.

How Much Can Shareholders Expect to Receive if Our Dissolution and the Plan of Liquidation is Approved at the Annual Meeting?

At this time, we cannot predict with certainty the amount of any liquidating distributions to our shareholders. However, based on information currently available to us, assuming, among other things, no unanticipated actual or contingent liabilities, we estimate that over time shareholders will receive one or more distributions that in the aggregate range from approximately $3.25 to $4.82 per share. This range of estimated distributions represents our estimate of the amount to be distributed to shareholders during the liquidation, but does not represent the minimum or maximum distribution amount. Actual distributions could be higher or lower.

This estimated range is based upon, among other things, the fact that as of September 27, 2008, we had approximately $43.3 million in cash, cash equivalents, restricted cash equivalents and short-term and non-current investments, and expect to use cash of approximately $33.0 million to satisfy liabilities on our unaudited balance sheet after September 27, 2008. In addition to converting our remaining non-cash assets to cash and satisfying the liabilities currently on our balance sheet, we have used and anticipate using cash for a number of items, including but not limited to:


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

      o ongoing operating losses of at least $4.4 million after September 27, 2008;

      o employee severance and related costs of at least $7.5 million after September 27, 2008; and

      o     professional fees of at least $0.2 million after September 27, 2008.

As of September 27, 2008, the carrying value of our auction rate securities was approximately $17.1 million. This amount reflects an unrealized loss of approximately $5.1 million which was recorded as of June 28, 2008 due to our determination that the fair value of these securities was less than their par value. The current disruptions in the credit markets have adversely affected the auction market for these types of securities. As previously reported, during our fiscal year ended June 28, 2008 ("Fiscal 2008"), we experienced failed auctions for certain of our auction rate securities that have gone to auction resulting in our inability to sell these securities. During Fiscal 2008, we received net proceeds of $6.9 million from the sale of auction rate securities at 100% of par value, of which $1.9 million was received after market uncertainties and liquidity issues arose in the market for auction rate securities. Additionally, we have experienced redemptions of approximately $1.8 million of our auction rate securities at 100% of par value subsequent to June 28, 2008 and have consented to tender $2.1 million in par value of our auction rate securities pursuant to an offer by the issuer to purchase such securities for approximately $1.9 million. However, we are unable at this time to predict whether the purchase of the tendered auction rate securities will be completed or when we will be able to sell our remaining auction rate securities and for what amount. Although issuers and market makers are exploring alternatives that may improve liquidity of our auction rate securities, and the New York Attorney General and the SEC recently entered into an agreement with Citigroup under which Citigroup agreed to use its best efforts to facilitate issuer redemptions of auction rate securities of institutional investors such as us, there is no assurance that such efforts will be successful and, therefore, there is a risk that there could be a further decline in the value of our auction rate securities. Continued failed auctions may affect the fair value of these securities and require us to further adjust the carrying value of the investment through an impairment assessment and we may receive less than anticipated proceeds when we sell these securities, which would reduce the amount of distributions shareholders receive in the dissolution and liquidation. In addition, we are unable at this time to predict the ultimate amount of our liabilities because the settlement of our existing liabilities could cost more than we anticipate and we may incur additional liabilities arising out of contingent claims that have not been quantified, are not yet reflected as liabilities on our balance sheet and have not been included in the estimated range of potential distributions, such as liabilities relating to our existing lawsuits and claims that have not been resolved and lawsuits and claims that could be brought against us in the future. Therefore, if any payments are made with respect to the foregoing, the estimated range of distributions to shareholders will be negatively impacted and less than estimated. We are unable at this time to predict what amount, if any, may be paid on these contingent claims. If the ultimate amount of our liabilities is greater than what we anticipate, the distribution to our shareholders may be substantially lower than anticipated. Therefore, we are unable at this time to predict the precise nature, amount and timing of any distributions due in part to our inability to predict the ultimate amount of our liabilities.

For further information regarding the expected amount of the distribution to shareholders, see Liquidation Analysis and Estimates on page 28.

When will the Liquidation be Complete?

The liquidation pursuant to the plan of liquidation will be completed as soon as practicable. The exact period required for liquidation will depend on our ability to sell our non-cash assets, settle or otherwise resolve our liabilities, including contingent liabilities, and complete the dissolution of the Company and its subsidiaries.

Do Directors and Officers Have Interests in Our Dissolution and the Plan of Liquidation That Differ From Mine?

In considering the recommendation of our Board to approve our dissolution and the plan of liquidation, you should be aware that some of our directors and officers might have interests that are different from or in addition to your interests as a shareholder. These interests include:

      o our current directors and executive officers hold options with exercise prices above $4.82 to purchase an aggregate of 63,672 shares of common stock. These options have a weighted average exercise price of $28.92 per share, which options are vested or will become fully vested prior to our dissolution and will give the option holders a right to receive a pro rata portion of distributions to shareholders to the extent the distributions exceed the option exercise price;

      o our current Chairman and CEO, under the terms of his employment agreement, will receive a $500,000 payment triggered by the shareholders' approval of our dissolution and plan of liquidation and he has agreed to waive an additional $500,000 payment triggered by the shareholders' approval of our dissolution and plan of liquidation that he would be entitled to under the terms of his employment agreement; and

      o we have prepaid coverage under our director and officer liability insurance policy for the benefit of our current, former and future directors and officers through September 30, 2009 and intend to maintain such insurance coverage and/or "tail" insurance coverage until completion of the dissolution and execution of the plan of liquidation and to continue to indemnify our directors and officers following our dissolution.

In addition, under the terms of their employment agreements, our current executive officers will receive an aggregate of approximately $1,865,000 in severance payments in connection with the termination or non-renewal of their employment.

For information as to the number of shares of our common stock beneficially owned by our directors and officers, see page 74.

What are the Tax Consequences of the Liquidation?

As a result of our liquidation, for federal income tax purposes shareholders will recognize a gain or loss equal to the difference between (1) the sum of the amount of cash distributed to them and the aggregate fair market value of any property distributed to them, and (2) their tax basis for their shares of our stock. A shareholder's tax basis in the shareholder's shares will depend upon various factors, including the shareholder's cost and the amount and nature of any distributions received with respect to the shares. Any loss generally will be recognized only when the final distribution from us has been received, which could be a few years after our dissolution.

A brief summary of the material federal income tax consequences of our dissolution and the plan of liquidation appears on page 34 of this proxy statement. Tax consequences to shareholders may differ depending on their circumstances. You should consult your tax advisor as to the tax effect of your particular circumstances.

Do I Have Dissenters' Appraisal Rights?

No. Under New Jersey law, shareholders will not have dissenters' appraisal rights with respect to the dissolution and the plan of liquidation.

What Do Shareholders Need to do Now?

After carefully reading and considering the information contained in this proxy statement, each shareholder should complete and sign the enclosed proxy card and return it in the enclosed return envelope as soon as possible so that his or her shares may be represented at the meeting. A majority of shares entitled to vote must be represented at the meeting to enable us to conduct a vote on our dissolution and the plan of liquidation at the meeting.

Who Can Help Answer Questions?

If you have any additional questions about the proposed dissolution and the plan of liquidation, you should contact the Company's Legal Department at 954-331-4243. Our annual report on Form 10-K for the year ended June 28, 2008, filed on November 7, 2008 with the Securities and Exchange Commission, which we refer to as the Commission, and including financial statements, are available free of charge through the Commission's electronic data system at www.sec.gov and on the Company's website at www.concord-camera.com. To obtain additional copies of our filings, or this proxy statement, which we will provide to you free of charge, either write to Concord Camera Corp., 4000 Hollywood Blvd., 6th Floor North Tower, Hollywood, Florida 33021, Attention: Legal Department or access our website at www.concord-camera.com. Our other public filings can also be accessed at the Commission's web site at www.sec.gov.

--------------------------------------------------------------------------------

                     SUMMARY OF PROPOSAL FOR DISSOLUTION AND
                       PLAN OF DISSOLUTION AND LIQUIDATION

This summary highlights information from this proxy statement that we believe is the most important information to be considered by shareholders in determining how to vote on the dissolution and the plan of liquidation described in this proxy statement. This summary may not contain all of the information that is important to you, and we encourage you to read this proxy statement in its entirety. The information contained in this summary is qualified in its entirety by, and should be read in conjunction with, the detailed information appearing elsewhere in this proxy statement. We have included references to other portions of this proxy statement to direct you to a more complete description of the topics presented in this summary.

Proposal for Dissolution and Plan of Liquidation (See pages 20)

Our Board has recommended our dissolution and the adoption of the plan of liquidation attached hereto as Annex A. If our shareholders approve our dissolution and the plan of liquidation, our non-cash assets will be sold or otherwise disposed of, our liabilities will be paid or otherwise resolved, and any remaining assets anticipated to be in the form of cash, will be distributed to our shareholders.

Reasons for Approving Dissolution and the Plan Liquidation (See pages 22)

In determining to recommend our dissolution and the adoption of the plan of liquidation on October 29, 2008, our Board carefully reviewed and considered the terms and conditions of the plan of liquidation and the transactions contemplated by the plan of liquidation, as well as other alternatives available to us. Despite devoting substantial time, effort and resources, we had not been able to identify a buyer or strategic partner willing to firmly commit to acquire us, in whole or in part, on financial and other terms which the Board viewed as reasonably likely to provide greater realizable value to our shareholders than the complete dissolution and liquidation of the Company in accordance with the plan of liquidation. Our Board also reviewed and carefully considered a liquidation analysis prepared by us and reviewed and analyzed by an independent asset recovery company engaged by the Board's Special Committee which reflects estimated liquidating distributions to shareholders of $3.25 to $4.82 per share. Our Board determined that our dissolution and liquidation in accordance with the plan of liquidation would provide the maximum realizable value available to shareholders.

Plan of Liquidation (See pages 26)

Under the plan of liquidation:

      o     our Company will be dissolved;

      o     non-cash assets will be sold and monetized or otherwise disposed of;

      o     known liabilities will be settled and paid or otherwise resolved;

      o     reserves will be established for contingent liabilities; and

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

      o our remaining assets, anticipated to be in the form of cash, will be distributed to our shareholders.

Distributions to Shareholders (See page 28)

Based on the liquidation analysis prepared by us and reviewed and analyzed by an independent financial advisor engaged by the Board's Special Committee, we estimate that over time shareholders will receive one or more distributions that in the aggregate range from approximately $3.25 to $4.82 per share. Actual distributions could be higher or lower.

The amount and timing of liquidating distributions are subject to many uncertainties, including our ability to sell and monetize our non-cash assets in the time frames and for the amounts estimated or at all and our ability to predict the ultimate amount of our existing liabilities, some of which have not been finally resolved and/or quantified. In addition, we may incur additional liabilities, such as liabilities relating to lawsuits that could be brought against us in the future, and the settlement of our existing liabilities or contingent claims could cost more than we anticipate, which could result in a substantially lower distribution to our shareholders. Therefore, we are unable at this time to predict the precise nature, amount and timing of any distributions due in part to our inability to predict the ultimate amount of our liabilities.

Risks Associated with the Plan of Liquidation (See page 14)

Risks associated with the plan of liquidation include, but are not limited to, the following:

      o shareholders may not approve our dissolution and the plan of liquidation;

      o our anticipated timing of the dissolution and liquidation may not be achieved;

      o we cannot determine with certainty the amount of distributions to shareholders;

      o continued failure of auctions of our auction rate securities or sales of our auction rate securities below their current carrying value can effect the timing of the dissolution and liquidation and the amount of distributions shareholders receive in the dissolution and liquidation;

      o we may not be able to sell our property in The People's Republic of China, also known as the PRC, or, if we are able to sell our property, the net proceeds from such sale may be less than the amount estimated or its current carrying value;

      o we may not be able to settle all of our liabilities to our creditors;

      o     shareholders   could  be  liable  to  the   extent  of   liquidating
            distributions received, if contingent reserves are not sufficient to satisfy our liabilities;

      o shareholders may not be able to recognize a loss for federal income tax purposes until they receive a final distribution from us;

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

      o our stock transfer books will close on the final record date after which it may not be possible for shareholders to trade their shares of our stock;

      o we expect to terminate registration of our common stock under the Securities Exchange Act of 1934, which will substantially reduce publicly available information about us;

      o no further shareholder approval will be required for sales or other disposition of assets or other actions, unless required by New Jersey law;

      o our Board may, subject to New Jersey law, abandon or delay implementation of the plan of liquidation even if approved by our shareholders;

      o     we may be the potential target of an acquisition; and

      o     our Board  members  may have a  potential  conflict  of  interest in
            recommending   approval   of  the   dissolution   and  the  plan  of
            liquidation.

Our Officers and Directors May Have Interests in Our Dissolution and the Plan of Liquidation That are Different from Their Interests as Shareholders (See page
30)

Under the terms of his employment agreement, our current Chairman and CEO will receive a $500,000 payment triggered by the shareholders' approval of our dissolution and plan of liquidation and he has agreed to waive an additional $500,000 payment triggered by the shareholders' approval of our dissolution and plan of liquidation that he would be entitled to under the terms of his employment agreement.

In addition, our current executive officers have employment agreements which provide for the payment of the severance amounts set forth in the table below upon the termination or non-renewal of their employment agreements.

Name                                 Title                                                                      Severance Amount
----                                 -----                                                                      ----------------
Ira B. Lampert                       Chairman, Chief Executive Officer and President                               $1,073,000

Blaine A. Robinson                   Vice President- Finance, Treasurer and Assistant Secretary                      $244,000

Urs W. Stampfli                      Senior Vice President and Director of Global Sales & Marketing                  $296,000

Scott Lampert                        Vice President, General Counsel and Secretary                                   $239,000

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

In addition to the shares of our common stock owned by officers and directors, which are set forth on page 74, officers and directors hold options to purchase our stock. Information concerning these options is set forth on page 31.

In connection with our dissolution and the plan of liquidation, we intend to continue to indemnify our directors and officers and have purchased and will maintain throughout the wind down period a director and officer liability insurance policy and/or a "tail" insurance policy for the benefit of our current, former and future directors and officers.

Appraisal Rights (See page 34)

Shareholders will not have dissenters appraisal rights with respect to the dissolution and the plan of liquidation.

Certain United States Federal Income Tax Consequences (See page 34)

As a result of our liquidation, for United States federal tax purposes, shareholders generally will recognize gain or loss equal to the difference between (i) the sum of the amount of cash distributed to them and the aggregate fair market value, at the time of distribution, of any property distributed to them (including transfers of assets to a liquidating trust), and (ii) their tax basis in their shares of our capital stock. Any loss generally may be recognized only when the final distribution from us has been received.

A brief summary of certain United States federal and foreign income tax consequences of our dissolution and the plan of liquidation appears beginning on page 34 of this proxy statement. Tax consequences to shareholders may differ depending on their circumstances. You should consult your tax advisor as to the tax effects of your particular circumstances.

--------------------------------------------------------------------------------

                  CERTAIN RISKS RELATED TO THE DISSOLUTION AND
                             THE PLAN OF LIQUIDATION

You should consider the following risks in deciding whether to vote in favor of the proposal to approve our dissolution and the plan of liquidation. In addition, we strongly urge you to consider the other information set forth in this proxy statement and those risks set forth under the caption "Risk Factors" and elsewhere in our Annual Report on Form 10-K for the fiscal year ended June 28, 2008, filed with the Commission.

Our Shareholders May Not Approve our Dissolution and Plan of Liquidation.

Our dissolution in accordance with the plan of liquidation is dependent upon approval by our shareholders. If our shareholders fail to approve our dissolution and the plan of liquidation, we will then evaluate the alternatives available to us at that time, including, but not limited to, continuing to operate our business or selling our business, non-cash assets or the company. We believe the announcement of the recommendation by our Board of our dissolution and the adoption of the plan of liquidation and the filing of this proxy statement will result in the loss of customers, suppliers and other business relationships. Pending our shareholders' vote on our dissolution and the plan of liquidation, we have ceased manufacturing products, purchasing materials and products and undertaking commitments for sales of our products except for those products that we have remaining in inventory. As a result, we believe that many, if not all, of our customers, including our two major customers, will transition their business to our competitors. Therefore, if our shareholders fail to approve our dissolution and the plan of liquidation, our business will be materially and adversely impacted and we will not be able to continue to operate our business as it existed prior to the recommendation of our dissolution and the adoption of the plan of liquidation by our Board and may not be able to operate our business at all.

Our Anticipated Timing of the Dissolution and Liquidation May Not be Achieved.

As soon as practicable after the Annual Meeting, if our shareholders approve our dissolution and the plan of liquidation, we intend to file a certificate of dissolution with the Department of Treasury of the State of New Jersey and sell and monetize our remaining non-cash assets. There are a number of factors that could delay our anticipated timetable, including, but not limited to, the following:

      o     lawsuits or other claims asserted against us;

      o     legal, regulatory or administrative delays;

      o inability to sell and monetize or delays in selling and monetizing certain non-cash assets on terms acceptable to us;

      o     delays in settling our remaining liabilities; and

      o delays in liquidating and dissolving subsidiaries in domestic and foreign jurisdictions.

We Cannot Determine With Certainty the Amount of Distributions to Shareholders.

We cannot determine at this time the amount of distributions to our shareholders pursuant to the plan of liquidation. This determination depends on a variety of factors, including, but not limited to, the amount required to satisfy or settle known and unknown liabilities, the resolution of litigations, including our existing lawsuits, and other contingent liabilities, the net proceeds, if any, from the sale and monetization of our remaining non-cash assets, including our accounts receivable, inventory, property in the PRC and auction rate securities, and other factors. Examples of uncertainties that could reduce the value of or eliminate distributions to our shareholders include unanticipated costs relating to:

      o the defense, satisfaction or settlement of lawsuits or other claims that may be made or threatened against us in the future;

      o the pending lawsuits and claims against us, including in the event a proposed settlement in a pending lawsuit is rejected by the court or is not effected for any other reason;

      o delays in our liquidation and dissolution, including due to our inability to sell and monetize non-cash assets or settle claims; and

      o delays in our liquidating and dissolving subsidiaries in domestic and foreign jurisdictions.

As a result, we cannot determine with certainty the amount of distributions to our shareholders.

Continued Failure of Auctions of our Auction Rate Securities or Sales of our Auction Rate Securities Below their Current Carrying Value Can Affect the Timing of the Dissolution and Liquidation and the Amount of Distributions Shareholders Receive in the Dissolution and Liquidation.

As of September 27, 2008, the carrying value of our auction rate securities was $17.1 million. This carrying value is net of an unrealized loss of approximately $5.1 million which was recorded as of September 27, 2008 due to our determination that the fair value of these securities as of that date was less than their par value. During our fiscal year ended June 28, 2008, we received net proceeds of $6.9 million from the sale of auction rate securities at 100% of par value, of which $1.9 million was received after market uncertainties and liquidity issues arose in the market for auction rate securities. Additionally, we have experienced redemptions of approximately $1.8 million of our auction rate securities at 100% of par value subsequent to June 28, 2008 and have consented to tender $2.1 million in par value of our auction rate securities pursuant to an offer by the issuer to purchase such securities for approximately $1.9 million. However, we are unable at this time to predict whether the purchase of the tendered auction rate securities will be completed or when we will be able to sell our remaining auction rate securities and for what amount. Issuers and market makers are exploring alternatives that may improve liquidity of our auction rate securities and the New York Attorney General and the Commission recently entered into an agreement with the investment bank that sold us our auction rate securities under which the investment bank agreed to use its best efforts to facilitate issuer redemptions of auction rate securities of institutional investors such as us. However, we cannot assure you that these efforts will be successful and, therefore, there is a risk that there could be a further decline in value of our auction rate securities. Continued failed auctions may affect the fair value of these securities, and require us to further adjust the carrying value of the investment through an impairment assessment and we may receive less than anticipated proceeds when we sell these securities, which would reduce the amount of distributions shareholders receive in the dissolution and liquidation.

We May Not be Able to Sell our Property in The People's Republic of China or, if We are Able to Sell our Property, the Net Proceeds From Such Sale May be Less than the Amount Estimated or its Current Carrying Value.

Our ability to sell our property in the PRC is substantially dependent upon the current real estate market and economic conditions in the area of the PRC where the property is located. The PRC real estate market and business environment is currently under significant pressure, in part due to the worldwide financial crisis Additionally, we are uncertain what impact our announcement of the recommendation by our Board of our dissolution and the adoption of the plan of liquidation will have on our ability to sell our property. We cannot assure you that we will be able to sell our property in the PRC for the amount estimated or its carrying value for purposes of calculating the potential distributions to shareholders or at all.

We May Not be Able to Settle All of our Liabilities to Creditors.

We have current and future liabilities to creditors. Our estimated distribution to shareholders takes into account all of our known liabilities and certain possible contingent liabilities and our best estimate of the amount reasonably required to satisfy such liabilities. As part of the wind-down process, we will attempt to settle all liabilities with our creditors. We cannot assure you that unknown liabilities that we have not accounted for will not arise, that we will be able to settle all of our liabilities or that they can be settled for the amounts we have estimated for purposes of calculating the range of distribution to shareholders. If we are unable to reach an agreement with a creditor relating to a liability, that creditor may bring a lawsuit against us. Amounts required to settle liabilities or defend lawsuits in excess of the amounts estimated by us will reduce the amount of net proceeds available for distribution to shareholders.

Shareholders Could Be Liable to the Extent of Liquidating Distributions Received if Contingent Reserves are Insufficient to Satisfy our Liabilities.

If we fail to create an adequate contingency reserve for payment of our expenses and liabilities, or if we transfer our assets to a liquidating trust and the contingency reserve and the assets held by the liquidating trust are less than the amount ultimately found payable in respect of expenses and liabilities, each shareholder could be held liable for the payment to creditors of such shareholder's pro rata portion of the deficiency, limited, however, to the amounts previously received by the shareholder in distributions from us or the liquidating trust. Accordingly, you could be required to return some or all distributions made to you. In such an event, you could receive nothing under the plan of liquidation.

If a court holds at any time that we have failed to make adequate provision for our expenses and liabilities or if the amount ultimately required to be paid in respect of such liabilities exceeds the amount available from the contingency reserve and the assets of the liquidating trust, if any, our creditors could seek an injunction against the making of distributions under the plan of liquidation on the grounds that the amounts to be distributed are needed to provide for the payment of our expenses and liabilities. Any such action could delay or substantially diminish the cash distributions to be made to shareholders and/or holders of beneficial interests of the liquidating trust under the plan of liquidation.

Shareholders May Not Be Able to Recognize a Loss for Federal Income Tax Purposes Until They Receive a Final Distribution From Us.

As a result of our liquidation, for United States federal income tax purposes, shareholders will recognize gain or loss equal to the difference between (i) the sum of the amount of cash distributed to them and the aggregate fair market value at the time of distribution of any property distributed to them (including transfers of assets to a liquidating trust), and (ii) their tax basis in their shares of our capital stock. Any loss may generally be recognized only when the final distribution has been received from us.

In Connection With the Dissolution, Our Stock Transfer Books Will Close, After Which it May Not Be Possible for Shareholders to Trade in, or Transfer, Our Stock.

In connection with the dissolution, we intend to delist our common stock from the NASDAQ Global Market, close our stock transfer books and discontinue recording transfers of our common stock at which time common stock and stock certificates evidencing the common stock will not be assignable or transferable on our books except by will, intestate succession or operation of law.

We Expect to Terminate Registration of Our Common Stock Under the Securities Exchange Act of 1934, as Amended, Which Will Substantially Reduce Publicly Available Information About the Company.

Our common stock is currently registered under the Securities Exchange Act of 1934, as amended, or the Exchange Act, which requires that we, and our officers and directors with respect to Section 16 of that Act, comply with certain public reporting and proxy statement requirements thereunder. Compliance with these requirements is costly and time-consuming. We anticipate that, if our shareholders approve our dissolution and the plan of liquidation, in order to curtail expenses, we will, after filing a certificate of dissolution, discontinue making filings under the Exchange Act. However, we anticipate that we would continue to file with the Commission current reports on Form 8-K to disclose material events relating to our dissolution and the plan of liquidation until the effectiveness of the termination of the registration of our common stock by filing a Form 15 with the Commission.

No Further Shareholder Approval Will Be Required.

Approval of our dissolution and the plan of liquidation requires the affirmative vote of a majority of the votes cast at a meeting duly called at which a quorum is present. If our shareholders approve our dissolution and the plan of liquidation, we will be authorized to cease operations, sell, license or otherwise dispose of our non-cash assets and dissolve the Company and its subsidiaries without further approval of our shareholders, unless required to do so by New Jersey law.

Our Board May Abandon or Delay Implementation of the Plan of Liquidation Even if Approved by our Shareholders.

Even if our shareholders approve our dissolution and the plan of liquidation, our Board has reserved the right, in its discretion, to the extent permitted by New Jersey law, to abandon or delay implementation of the plan of liquidation, in order, for example, to permit us to pursue new business opportunities or strategic transactions.

We May be the Potential Target of an Acquisition.

Until we dissolve and terminate registration of our common stock, we will continue to exist as a public company. We could become an acquisition target, through a hostile tender offer or other means, as a result of our business operations, non-cash assets, cash holdings or for other reasons. If we become the target of a successful acquisition, the Board could potentially decide to either delay or, subject to applicable New Jersey law, revoke our dissolution and the plan of liquidation, and our shareholders may not receive any proceeds that would have otherwise been distributed in connection with the liquidation.

Our Board Members May have a Potential Conflict of Interest in Recommending Approval of our Dissolution and the Plan of Liquidation.

As a result of the right to acquire shares of our common stock pursuant to stock options that may be exercised, compensation and benefits payable as a result of termination of employment or other events, an indemnification insurance policy purchased for the benefit of directors and/or our indemnification obligations to directors, members of our Board may be deemed to have a potential conflict of interest in recommending approval of our dissolution and the plan of liquidation.

                           FORWARD-LOOKING STATEMENTS

The statements contained in this proxy statement that are not historical facts are "forward-looking statements" (as such term is defined in the Private Securities Litigation Reform Act of 1995), which can be identified by the use of forward-looking terminology such as: "estimates," "projects," "anticipates," "expects," "intends," "believes," "plans," "forecasts" or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties. Our actual results could differ materially from those anticipated in such forward-looking statements as a result of certain factors. For a discussion of some of the factors that could cause actual results to differ, see the discussion under "Risk Factors" above. We wish to caution the reader that these forward-looking statements, including, without limitation, statements regarding the dissolution and liquidation of the company pursuant to the terms of the plan of liquidation, the amount of any liquidating distributions and the timing of any liquidating distributions, and other statements contained in this proxy statement regarding matters that are not historical facts, are only estimates or predictions. No assurance can be given that future results will be achieved. Actual events or results may differ materially as a result of risks facing us or actual results differing from the assumptions underlying such statements. Any forward-looking statements contained in this proxy statement represent our estimates only as of the date of this proxy statement, or as of such earlier dates as are indicated herein, and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements at some point in the future, unless required by applicable law, we specifically disclaim any obligation to do so, even if our estimates change.

                                  PROPOSAL ONE:

     APPROVAL OF OUR DISSOLUTION AND THE PLAN OF DISSOLUTION AND LIQUIDATION

General

Our Board is proposing our dissolution and the plan of liquidation for approval by our shareholders at the Annual Meeting. Our Board approved our dissolution and the plan of liquidation by unanimous vote on October 29, 2008. A copy of the plan of liquidation is attached as Annex A to this proxy statement. Certain material features of the plan of liquidation are summarized below. (See also the more complete summary of the plan of liquidation beginning on page 26.) Shareholders should read the plan of liquidation in its entirety.

If our shareholders approve our dissolution and the plan of liquidation, we will file a Certificate of Dissolution of the Company with the Department of Treasury of the State of New Jersey. Thereafter, we will conduct business operations only to the extent necessary to wind up our business affairs, terminate commercial agreements and relationships and withdraw from any jurisdiction in which we are qualified to do business, sell our properties and non-cash assets, including our intellectual property and other intangible assets, settle and pay or attempt to adequately provide for the payment of all of our liabilities, establish a contingency reserve designed to settle and pay any additional liabilities, including contingent liabilities and expenses of the dissolution and liquidation and make distributions to shareholders, in accordance with the plan of liquidation.

Our Board may, at any time, retain one or more third parties to assist and/or complete the plan of liquidation and the liquidation of our remaining assets and distribute proceeds from the sale of non-cash assets to our shareholders pursuant to the plan of liquidation. These third parties may involve a liquidating trust, which, if created, would succeed to all of the assets transferred to it, and would assume related liabilities and obligations. Our Board may appoint one or more of our directors or officers or third parties to act as trustee or trustees of such liquidating trust. Your approval of our dissolution and the plan of liquidation will also constitute your approval of any such transfer and timeframe and the appointment of such trustees.

During the liquidation of our assets, we may pay to our officers, directors, employees and agents, or any of them, including, but not limited to, lawyers, accountants, auditors, tax advisors and other professionals, compensation for services rendered in connection with the implementation and execution of the plan  of  liquidation.  Your  approval  of  our  dissolution  and  the  plan  of
liquidation   will   constitute  your  approval  of  the  payment  of  any  such compensation.

Background and Reasons for the Proposed Dissolution and the Plan of Liquidation

Business

We incorporated in New Jersey in 1982. We design, develop, manufacture, outsource and sell easy-to-use 35mm single-use and traditional film cameras. We manufacture and assemble most of our single-use cameras and certain of our traditional film cameras at our manufacturing facilities in the PRC and outsource the manufacture of certain of our single-use and traditional film cameras for sale to retail sales and distribution customers, who we refer to as RSD customers. We sell our private label and brand-name products to our RSD customers worldwide either directly or through third-party distributors.

In addition to our single-use and traditional film camera products, we previously sold digital cameras. In fiscal 2004, we initiated a strategic review process to determine how we may better compete in the digital camera market, increase sales of our single-use cameras and reduce our operating costs. The strategic review, which continued through Fiscal 2007, led to our initiating a restructuring plan and cost-reduction initiatives and resulted in our exiting the digital camera market in Fiscal 2007.

In Fiscal 2005, we initiated a new business initiative to identify, assess and, as appropriate, commercialize new business opportunities and products. As a result of this initiative, we have introduced a limited number of new products. To date, sales of our new products have not been material and we are no longer marketing or selling such new products.

The Film Camera Market

Our products include 35mm single-use and traditional film cameras. Our single-use cameras are inexpensive, easy-to-use cameras that are sold preloaded with 35mm film and batteries and are designed to be used for only one roll of film by the consumer. They include outdoor, flash, zoom and underwater models. After use, the consumer returns the entire camera to the photo processor who extracts the film and either disposes of the used single-use camera or returns and/or sells it for recycling uses.

Our traditional film cameras are inexpensive, easy-to-use cameras that are designed to be reloaded with 35mm silver halide film multiple times by the consumer. They range from entry-level to fully featured zoom models and include models used by certain RSD customers to support special promotion and loyalty programs offered to their customers.

We sell our 35mm single-use and traditional film cameras under the Polaroid and Polaroid FunShooter brands and under private label brands to our RSD customers worldwide either directly or through third-party distributors. We designed, developed and manufactured most of our single-use cameras and outsourced the manufacture of certain of our single-use and traditional film cameras.

Based on available third-party market research data, after years of robust growth, the North America single-use camera market reached its peak of 218 million units sold in calendar year 2004. Total North America sales of single-use cameras declined to 202 million units in calendar year 2005, declined to 172 million units in calendar year 2006, declined to an estimated 129 million units in calendar year 2007 and are projected to decline to 91 million units in calendar year 2008. Similarly, based on available third-party market research data, in the U.S. market, the calendar year 2005 traditional film camera sales in the United States were reported at 4.3 million units, a 36% decrease from the previous year. The decline of traditional film cameras continued during calendar year 2006 at approximately 53% and during calendar year 2007 at approximately 45% and is projected to decline during calendar year 2008 a further 54%, with sales projected at 0.5 million units.

In addition to the declining markets, the single-use camera and traditional film camera markets are highly competitive with many companies marketing products to the retail market. Our key competitors in the single-use camera market are FujiFilm Corporation and Eastman Kodak Company ("Kodak"), both of whom have greater resources than we have or may reasonably be expected to have in the foreseeable future and are our sole suppliers of film for our 35mm single-use and traditional film camera products. In addition, Kodak is our largest supplier of used single-use cameras, which we recycle and sell to our customers.

As a result of the market challenges that we have faced, we have experienced substantial operating losses since fiscal 2004. Our operating losses during our 2005, 2006, 2007 and 2008 fiscal years were $44.9 million, $19.6 million, $11.7 million and $12.6 million, respectively, on net sales of $174.3 million, $137.5 million, $86.7 million and $74.1 million, respectively.

Strategic Alternatives

On August 14, 2006, our Board established a committee of the Board, or the Special Committee, consisting of three independent directors, to investigate, evaluate and/or analyze strategic alternatives for us and make any recommendations to our Board with respect to such strategic alternatives that the Special Committee determines to be appropriate. Our Board established the Special Committee due to the continuing decline in our primary product market and the accompanying losses being incurred by us on an annual basis.

On or around December 14, 2006, the Special Committee retained Raymond James & Associates, Inc., or Raymond James, to act as the Special Committee's financial advisor in connection with the consideration of the various strategic alternatives for us. The Special Committee also retained an outside law firm to advise it on related matters.

Between December 14, 2006, and March 20, 2007, representatives of Raymond James conducted substantial due diligence on our Company, business and operations and an analysis of our then current situation, including our then current business and financial positions, our cash position, the historical performance of our stock, and other matters. Based on the analysis performed by Raymond James and other information, the Special Committee considered several alternative strategies, including: (i) continuing current operations; (ii) making strategic acquisitions; (iii) a sale or other disposition of all or a significant part of the Company or its business; (iv) a "going-private" transaction; and (v) a liquidation of the Company. Raymond James continued its analysis of our then current situation, including visiting some of our locations, including our manufacturing facility in the PRC, and reviewing appraisals of the value of certain of our assets.

During 2007, our Board met to consider strategies to address our continuing financial losses and our deteriorating financial condition (see the selected consolidated financial and operating data on page 38), business and operations, and determined that the prospects for our business were likely to continue to deteriorate due to continuing declines in the global single-use camera market, both in unit volumes and selling prices, and our likely continued difficulty in competing and realizing a profit as a small public company.

On June 25, 2007, the Special Committee authorized Raymond James to seek an acquirer for the Company. Raymond James and the Special Committee contacted domestic and international strategic and financial merger and acquisition prospects. During the process of identifying and evaluating various merger and acquisition alternatives, interested parties executed confidentiality agreements and received non-public evaluation materials about our business and operations. Throughout the process, members of our management team assisted representatives of Raymond James with their efforts. We participated in numerous telephonic and in-person business and financial overview presentations and made ourselves available for a number of question and answer sessions, conference calls and meetings. During this time, the Special Committee held more than twenty formal meetings. However, efforts by Raymond James to secure an acquirer were not successful.

Concurrently with the Special Committee's effort to seek an acquirer for us, the Special Committee authorized our management to conduct discussions with certain third parties about their interest in a possible collaboration, joint venture or sale of the Company or specific Company assets. Management had several discussions with these third parties between April 2007 and October 2008. However, none of these third parties were willing to firmly commit to acquire us on financial and other terms which the Board viewed as reasonably likely to provide greater realizable value to our shareholders than the complete dissolution and liquidation of the Company in accordance with the plan of liquidation.

Throughout Fiscal 2008, we continued to assess our ability to continue manufacturing, marketing and/or selling single-use cameras. We determined that it would not be advisable to continue our business as a small public company based on a number of factors, including the continuing market decline, both in unit volumes and selling prices, the increased cost of certain components and labor, the significant competition and volatility in this industry, the lack of market acceptance of our new products, the likelihood that we would continue to incur significant net losses for an extended period of time, and, that even if successful, the realization of significant returns on our investments in the camera business or new products were uncertain and could take years to achieve.

On October 29, 2008, the Special Committee and our Board each held meetings for the purpose of considering our dissolution and the plan of liquidation and the other alternatives available to us. The Special Committee and our Board also considered information concerning our financial results for our Fiscal 2008 and the first quarter of Fiscal 2009, our financial forecast for the remainder of Fiscal 2009, our liquidation analysis, a report of the results of the review and analysis of our liquidation analysis by Focus Management Group USA, Inc., a firm engaged by the Special Committee to review and analyze our liquidation analysis, and other information concerning our operations and financial condition. Also present at these meetings were members of management. At these meetings, the terms of the proposed plan of liquidation and our Board's fiduciary duties were discussed. Management presented our analysis of the alternatives available to us, including continuing operations and liquidation, and the forecasted net assets that we and the Special Committee's advisor, Focus Management Group USA, Inc., believed would be available for distribution to shareholders pursuant to the plan of liquidation. After lengthy discussions, our Board unanimously adopted the plan of liquidation and recommended our dissolution, subject to shareholder approval. Our Board concluded that our dissolution in accordance with the plan of liquidation was advisable and in the best interests of our shareholders.

At the October 29, 2008 meeting, in order to protect shareholder value pending our shareholders' vote on our dissolution and the plan of liquidation, our Board also authorized us to, among other things, cease manufacturing products, purchasing materials, and undertaking commitments for sales of our products, except for those products that we have remaining in inventory, and commence sales of our non-cash remaining assets.

Our Board believed that a liquidation and distribution of our net assets after satisfaction or settlement of our liabilities and the costs of liquidation had a greater probability of producing more value to our shareholders than other alternatives, especially in light of our inability to successfully sell our operating assets for more than their estimated liquidation value. Among the factors that our Board considered were the following:

      o     our inability to find a buyer or strategic partner;

      o the low probability that we would obtain, within a reasonable period of time under the circumstances, any viable offer to engage in an attractive alternative transaction;

      o an operating loss from our continuing operations for Fiscal 2009 and the likelihood that we would continue to incur operating losses in future years from our current source of revenue;

      o the significant risks associated with focusing solely on single-use and traditional film camera sales, including the risk that positive operating cash flow or operating income would not be achieved and that a significant amount of our cash could be spent to fund our operations and new products without any assurance of the success of our business model;

      o the maturity of the single-use and traditional film camera markets, intense competition and volatility within these markets and our position within these markets;

      o the lack of market acceptance of the new, non-photographic products introduced by the Company and the risk that we will not be able to introduce other successful new products within a reasonable period of time;

      o our Board's belief that a liquidation and distribution of our net assets after satisfaction or settlement of our liabilities and the costs of liquidation could produce more value to our shareholders than if the shareholders held their shares, because as of the date of our Board's recommendation of the dissolution of the Company and the adoption of the plan of liquidation, the estimated value of our assets in excess of likely liabilities and the costs of liquidation exceeded, and for some time had exceeded, the market value of our outstanding common stock;

      o our Board's belief that it would be in the best interests of our shareholders to allow our shareholders to determine how to best utilize available net assets rather than us pursuing an acquisition strategy involving the investment of our cash and other assets in businesses outside of our traditional business model;

      o prevailing economic conditions both generally and specifically relating to the single-use and traditional film camera markets; and

      o the possibility that our common stock would be delisted from the NASDAQ Global Market in the future if we do not meet their continued listing requirements as a result of continued operating losses and lower prices for shares of our common stock.

Our Board also identified and considered potential negative factors involved in the plan of liquidation, including the possibility that liquidation would not yield distributions to shareholders in excess of the amount that shareholders could have received upon a sale of the Company or a sale of shares on the open market, the uncertainty of our timing of distributions to shareholders, that shareholders will lose the opportunity to capitalize on the potential business opportunities and possible future growth of our business and on our potential future success had we elected to pursue an acquisition strategy or otherwise use our available cash to continue as a going concern and develop new products, that distributions might not be made in the near future and that under applicable law our shareholders could be required to return to creditors some or all of the distributions made to shareholders in the liquidation.

The foregoing discussion of the information and positive and negative factors considered and given weight by our Board is not intended to be exhaustive. Our Board did not quantify or otherwise assign relative weights to the specific factors considered in reaching its determination.

Prior to and at the October 29, 2008 meeting, our Board received comparisons of our estimated liquidation value to the prices at which our common stock was trading at different points in time and analyzed the results of our and Raymond James' investigation of various acquisition and strategic opportunities and our financial forecast for the remainder of Fiscal 2009. Our Board determined not to continue to operate the Company and to return the net proceeds after the sale and monetization of our non-cash assets and satisfaction or settlement of our liabilities and the costs of liquidation to our shareholders to allow each shareholder to make such shareholder's own investment decisions. Based on this information, our Board believes that distribution to our shareholders of the net proceeds after the sale and monetization of our non-cash assets and satisfaction or settlement of our liabilities and the costs of liquidation will have the highest probability of returning the greatest value to the shareholders as compared to other alternatives.

If our shareholders do not approve our dissolution and the plan of liquidation, our Board will explore the alternatives then available for the future of the Company. We believe the value of our business will be materially and adversely impacted after the announcement of the recommendation of our dissolution and the adoption of the plan of liquidation by our Board and the filing of this proxy statement. In particular, in order to protect shareholder value pending our shareholders' vote on our dissolution and the plan of liquidation, we have ceased manufacturing products, purchasing materials and undertaking commitments for sales of our products, except for those products that we have remaining in inventory. As a result, we believe that many, if not all, of our customers, including our major customers, will transition their business to our competitors. Therefore, if our shareholders do not approve our dissolution and the plan of liquidation, we will not be able to continue to operate our business as it existed prior to our Board's recommendation of our dissolution and the adoption of the plan of liquidation and may not be able to operate our business at all. These factors raise substantial doubt about our ability to continue as a going concern. Consequently, our independent registered public accounting firm has included an explanatory paragraph addressing these factors in their report in our Annual Report on Form 10-K for our fiscal year ending June 28, 2008.

Description of Plan of Liquidation

The plan of liquidation provides that the Company will be dissolved in accordance with the Business Corporation Act of New Jersey, or the Business Corporation Act, and will continue its activities thereafter solely for the purposes of preserving the value of its assets, winding up its affairs, paying its liabilities and distributing the balance of its net assets to its shareholders.

Pursuant to the plan of liquidation, the Company is authorized to sell, license or otherwise dispose of all of its non-cash assets to the extent and at such times and for such consideration as the Board deems in the best interests of the Company and its shareholders. No further vote of shareholders will be required in connection with the sale of assets, unless required by New Jersey law. The Company will collect its accounts receivable and other debts and claims owing to the Company to the extent feasible and cost efficient.

The plan of liquidation requires the Company to settle and pay, or make reasonable provision to pay, all liabilities which are now known to or later identified by the Company, and to establish a reserve reasonably likely to be sufficient to satisfy claims against the Company, including claims pursuant to existing and future lawsuits. We also must reserve funds sufficient to pay the estimated expenses to complete the dissolution and liquidation.

Our Board may, at its option, elect to follow procedures set forth in Section 14A:12-12 of the Business Corporation Act, which provides that we may give notice of the dissolution to all persons having a claim against us pursuant to
Section 14A:12-12 of the Business Corporation Act, and settle and pay, or make adequate provision for payment of, all claims made against us and not rejected. Any creditor who does not make a claim pursuant to the notice given will be barred forever from suing on such claim, unless the creditor can show good cause for not having previously filed his claim.

Any proceeds remaining after payment of liabilities and making the provisions for known and unknown contingent claims as set forth above will be distributed to the shareholders in proportion to their shareholdings. Such distributions may occur in a single distribution or in series of distributions in such amounts and at such times as our Board, or if a liquidating trust is utilized as described below, the trustee or trustees of the trust determine.

The plan of liquidation provides that our Board may at any time transfer our assets and liabilities to a liquidating trust which would then have responsibility for disposing assets, settling and paying liabilities and making distributions to shareholders. Such a transfer would be pursuant to a liquidating trust agreement with a trustee or trustees on such terms and conditions as may be approved by our Board. Our Board would appoint the trustee or trustees, which could be an officer or director of the Company. Shareholder approval of the dissolution and the plan of liquidation will also constitute shareholder approval of any of the Board's trustee appointments and of any liquidating trust agreement. In the event of a transfer of assets to a liquidating trust, we would distribute, pro rata to our shareholders, beneficial interests in the trust. Although the recipients of such interests would be treated for United States federal tax purposes as having received their pro rata share of property transferred to the liquidating trust and having contributed such property to the liquidating trust and will thereafter take into account for United States federal tax purposes their allocable portion of any income, gain or loss realized by the trust, the recipients of interests will not receive the value thereof unless and until the trust distributes cash or other assets to them.

Costs during the period after our shareholders' approval of the dissolution and the plan of liquidation will include wind down costs of our business and operations and related operating costs and administrative costs, including legal, accounting, financial, tax and other professional advisory fees incurred during the wind-up phase. The plan of liquidation authorizes our Board, in its discretion, to pay compensation to officers, directors, employees, agents and representatives, including legal, accounting, financial, tax and other professional advisors, in connection with carrying out the plan of liquidation. If the Board determines, particularly in light of the familiarity and experience with the Company of our current officers, to continue the employment of or otherwise retain one or more of such officers in connection with carrying out the plan of liquidation, such person(s) would receive compensation which our Board determines is appropriate in light of their ongoing duties. Shareholder approval of our dissolution and the plan of liquidation will also constitute shareholder approval of any decision by our Board to continue to employ or otherwise retain one or more of our officers to carry out the plan of liquidation. The person(s) or entities who or which are retained to carry out the wind-up of the Company's affairs and otherwise implement and execute the plan of liquidation will be responsible for performing their duties in a manner intended to result in the maximum amount of cash distributions being made to our shareholders as soon as reasonably practicable, consistent with the discharge of or adequate provision for our then existing liabilities and any contingent liabilities, now known or later identified.

We will continue to indemnify our officers, directors and employees in accordance with our certificate of incorporation and any contractual arrangements that currently exist with respect to acts or omissions of such persons in connection with the approval, implementation and execution of the plan of liquidation and have purchased and will maintain director and officer liability insurance policies and/or "tail" insurance policies for the benefit of our current, former and future directors and officers.

Under New Jersey law, in the event we fail to create an adequate contingency reserve for payment of our expenses and liabilities, or should such contingency reserve and the assets held by the liquidating trust be exceeded by the amount ultimately found payable in respect of expenses and liabilities, each shareholder could be held liable for the payment to creditors of such shareholder's pro rata share of such excess, limited to the amounts theretofore received by such shareholder from us or from the liquidating trust in connection with the liquidation. Under New Jersey law, creditors are barred from suing a shareholder on any claim or enforcing a claim against a shareholder, unless that claim was filed against the shareholder within 5 years after the corporation was dissolved.

Liquidation Analysis and Estimates

The Company has estimated, as of September 27, 2008, the following range of estimated values for our assets, estimated liabilities and estimated costs up to and during the wind down of operations and liquidation. These ranges of value represent our estimate of amounts to be realized during the liquidation, but do not represent the minimum or maximum possible amounts that could be realized. There can be no assurance, however, that we will incur costs or be able to settle our liabilities or dispose of our assets within the indicated ranges, or at all. We have sought independent appraisals for certain, but not all, of our assets and liabilities.

                                                                                          Range of Estimated Values
                                                                                          -------------------------
                                                                                             Low              High
                                                                                             ---              ----
                                                                                   (in thousands, except per share amounts)
(i)     Estimated Assets
        Estimated assets                                                                   $68,909          $68,909
        Decrease in the carrying value of the assets at end of
           liquidation period compared to the estimated fair value                            (562)            (562)
                                                                                           -------          -------
             Total estimated assets (a)                                                    $68,347          $68,347
                                                                                           -------          -------
(ii)    Estimated Liabilities
        Estimated liabilities                                                              $32,954          $32,954
        Increase (decrease) in the carrying value of the
           liabilities at end of liquidation period compared to
           the estimated fair value                                                            374           (3,411)
        Contingency reserves and off balance sheet commitments (b)                           4,201            1,678
                                                                                           -------          -------
             Total estimated liabilities                                                   $37,529          $31,221
                                                                                           -------          -------
(iii)   Estimated Operating Costs during and after wind down
        of operation
        Net loss during wind down period (c)                                               $ 4,998          $ 2,125
        Employee severance costs (d)                                                         6,372            6,372
        Professional, legal, tax, accounting and consulting fees
           incurred in connection with dissolution and liquidation                             205              155
                                                                                           -------          -------
             Net loss during liquidation period                                            $11,575          $ 8,652
                                                                                           -------          -------
(iv)    Estimated Net Proceeds Available for Distribution
        to Shareholders                                                                    $19,243          $28,474
                                                                                           =======          =======
(v)     Estimated Net Proceeds Available for Distribution per
        Outstanding Common Share (e)                                                       $  3.25          $  4.81
                                                                                           =======          =======

----------
Notes:

(a) Includes cash, cash equivalents and long-term investments, estimated proceeds from the collection of accounts receivables, sale of inventory, return of security deposits and the sale and disposition of long-lived assets. Assumes (i) all finished goods will be sold at or above cost and a decrease in carrying value of approximately $297,000 of residual raw material inventory; (ii) accounts receivable realization between 90% and 98%; (iii) auction rate securities realization of approximately 77% of par value; and (iv) net proceeds after taxes of $4 million to $5 million from the sale of the PRC land and buildings. However, the company currently has the ability and intent to hold its auction rate securities until a recovery of par value.

(b) Includes payments related to certain contract terminations, reserves for wind down costs, reserve for deductible amount payable under insurance policy, reserve for a certain performance bond obligation and payment to our Chairman and CEO triggered by the shareholders' approval of our dissolution and plan of liquidation. Does not include certain contingent liabilities and claims, such as liabilities relating to our existing lawsuits and claims that have not been resolved, and lawsuits and claims that could be brought against us in the future. Therefore, if any payments are made in respect of such contingent liabilities or claims, the estimated range of distributions to shareholders will be negatively impacted and less than estimated.

(c) Includes payroll related costs, overhead, and operating costs such as rent, insurance and professional fees, taxes and other operating costs.

(d) Includes: (i) $1,073,000 to our Chairman and CEO pursuant to severance benefit provision of his May 1, 1997 employment agreement, as thereafter amended, the term of which currently expires on June 30, 2009; (ii) $779,000 to our other executive officers pursuant to the severance benefit provisions of their respective employment agreements; (iii) $3,784,000 to our non-executive employees in the PRC and Hong Kong pursuant to applicable laws or the severance benefit provisions of their respective employment agreements; and (iv) $736,000 to our non-executive employees in the United States and Europe pursuant to the severance benefit provisions of their respective employment agreements.

(e) Based upon 5,913,610 shares of common stock outstanding and 1,300 vested stock options with an exercise price of under $4.82 per share outstanding as of September 27, 2008. Under our stock option plans, upon our dissolution, all then-outstanding options will, to the extent vested and not exercised, terminate in exchange for the right to receive a pro rata portion of our distributions to shareholders (less the option exercise price and any tax withholding amounts) as if the option had been exercised prior to dissolution. We will deduct from payments to option holders the aggregate exercise price of the options (estimated to be approximately $4,600 in the aggregate with respect to options with an exercise price of under $4.82 per share), meaning that an option holder will not receive any distributions unless and until the aggregate amount of the per share distributions exceeds the per share exercise price of the option.

The method we used in estimating the values and value ranges of our assets other than cash and cash equivalents is inexact and may not approximate values actually realized. In addition, our estimates of our liabilities and operating costs are subject to numerous uncertainties beyond our control and also do not reflect any unknown liabilities or contingent liabilities that may materialize. For these reasons, the actual net proceeds distributed to shareholders in liquidation could be significantly less than the estimated amounts shown.

Since the terms of any disposition of assets pursuant to the plan of liquidation have not been determined and all liabilities and potential costs of liquidation have not been identified or finally resolved, we have concluded that pro forma financial information concerning the plan of liquidation cannot be presented in any meaningful fashion. The following table sets forth a reconciliation of relevant portions of the estimates set forth above under "Liquidation Analysis and Estimates" with the Company's shareholders equity, as set forth in its unaudited balance sheet as of September 27, 2008.

                                                                                                        Range of Aggregate Values
                                                                                                                 (000's)
                                                                                                       ----------------------------
                                                                                                         Low                 High
                                                                                                       --------            --------
Total shareholders' equity as of September 27, 2008                                                    $ 35,955            $ 35,955

Net (decrease) increase in carrying value of assets and liabilities as of September 27, 2008 compared to the estimated fair value at
  end of liquidation period                                                                                (936)              2,849

Estimated net loss during liquidation period                                                            (11,575)             (8,652)

Estimated off balance sheet obligations and contingent liabilities                                       (4,201)             (1,678)
                                                                                                       --------            --------
Estimated net proceeds available for distribution to shareholders                                      $ 19,243            $ 28,474
                                                                                                       ========            ========

Interests of Certain Officers and Directors in the Dissolution and the Plan of Liquidation

In considering our Board's recommendation to approve the dissolution and the plan of liquidation, you should be aware that our officers and directors have interests that may be different from or in addition to your interests as a shareholder.

As of October 27, 2008, our executive officers and directors held or represented, directly or indirectly, an aggregate of 1,908,983 shares of common stock (approximately 32.3% of the outstanding shares of common stock as of the record date) and no options to purchase shares of common stock with an exercise price less than the high end of our anticipated liquidation proceeds range.

There will be no  accelerated  vesting of  options  as a result of  approval  by
shareholders,   and   implementation,   of  our  dissolution  and  the  plan  of
liquidation.

The table below sets forth information concerning stock options held by each of our executive officers and directors, as of October 27, 2008.

-------------------------------------------------------------------------------------------------------
                                                                           Total "In-The-Money" Options
-------------------------------------------------------------------------------------------------------
                                     Total Outstanding
         Name, Title                     Options         Exercise Price        Shares         Value
-------------------------------------------------------------------------------------------------------
Ira B. Lampert
   Chairman, Chief Executive
   Officer and Director                  52,600              $29.85              --            --
-------------------------------------------------------------------------------------------------------
Ronald S. Cooper                             --                  --              --            --
   Director
-------------------------------------------------------------------------------------------------------
Morris H. Gindi                              --                  --              --            --
   Director
-------------------------------------------------------------------------------------------------------
William J. O'Neill, Jr.                      --                  --              --            --
   Director
-------------------------------------------------------------------------------------------------------
Roger J. Beit                                --                  --              --            --
   Director
-------------------------------------------------------------------------------------------------------
Blaine A. Robinson
   Vice President - Finance,
   Treasurer and Assistant                3,000              $27.75
   Secretary                              1,000               $8.80              --            --
-------------------------------------------------------------------------------------------------------
Urs W. Stampfli
   Senior Vice President and
   Director of Global Sales
   & Marketing                            3,733              $29.85              --            --
-------------------------------------------------------------------------------------------------------
Scott L. Lampert                            900              $29.85
   Vice President, General                  600              $27.50
   Counsel and Secretary                  1,800              $13.83
                                            400               $5.70              --            --
-------------------------------------------------------------------------------------------------------

Certain of our current executive officers and directors are parties to agreements with the Company providing for severance or other benefits upon termination of employment, including as a result of our liquidation and dissolution. Below is information concerning such officers and directors and their agreements with us.

Ira B. Lampert, Chairman, Chief Executive Officer and President. Mr. Lampert's employment agreement provides that if we terminate Mr. Lampert's employment with us without cause or if there is a constructive termination without cause, Mr. Lampert would be entitled to receive his accrued compensation (including, without limitation, any earned but unpaid bonus or long-term incentive awards, any amount of base salary accrued or earned but unpaid, any deferred compensation earned but unpaid, any accrued but unused vacation pay and unreimbursed business expenses (the "Accrued Amounts"), his base salary and continuation of his benefits (or the economic equivalent of such benefits), additional life and disability insurance and certain perquisites for the scheduled balance of the term of his employment agreement, which expires on June 30, 2009, and for an additional 12 months thereafter, and a prorated bonus for the year in which the termination occurred (based upon the target bonus opportunity, if any, for that year).

Under the terms of Mr. Lampert's employment agreement, "constructive termination without cause" is defined as a termination of Mr. Lampert's employment at his initiative following the occurrence, without his prior written consent, of one or more of the following events (except in consequence of a prior termination):
(i) a reduction in or elimination of (A) Mr. Lampert's then current annual base salary, (B) his bonus opportunity for which he is eligible, or (C) his opportunity for any long-term incentive award for which he is eligible under his employment agreement or the termination or material reduction of any employee benefit or perquisite he enjoys; (ii) the failure to elect or reelect Mr. Lampert to any of the positions described in the employment agreement or his removal, without cause, from any such position; (iii) a material diminution in Mr. Lampert's duties as our Chairman and CEO or the assignment to Mr. Lampert of duties which are materially inconsistent with such duties or which materially impair Mr. Lampert's ability to function as our Chairman and CEO; (iv) the failure to continue Mr. Lampert's participation in any incentive compensation plan for which he is eligible unless a plan providing a substantially similar opportunity is substituted; (v) the relocation of our principal office, or Mr. Lampert's own office location as assigned to him by us, to a location more than 50 miles from Hollywood, Florida; or (vi) our failure to obtain the assumption in writing of our obligation to perform the employment agreement by any successor to all or substantially all of our assets within 45 days after the merger, consolidation, sale or similar transaction resulting in such succession, provided that Mr. Lampert may not treat such failure as a constructive termination without cause unless such failure is not cured within 10 days after receipt of notice thereof by such successor from Mr. Lampert.

If Mr. Lampert voluntarily resigns, he will only receive the Accrued Amounts and benefits provided in benefit plans.

Under the terms of Mr. Lampert's employment agreement, a "change in control" includes the approval by the Company of any plan of liquidation providing for the distribution of all or substantially all of our assets. If a termination without cause or constructive termination without cause followed a change in control of the Company, Mr. Lampert would be entitled to receive the salary continuation and benefits and the additional 12 months salary and benefits identified above as a lump-sum payment without any discount. In addition, subject to limited exceptions, any benefits, including options, in which he is not at such time fully vested would become fully vested and any options would remain exercisable for the full stated term of the option, except in the case of our dissolution in which event options fully vested prior to dissolution will terminate upon dissolution and, as to those terminated options, Mr. Lampert will be entitled to receive his pro rata share of any liquidating distributions to Company shareholders (less the option exercise price and taxes withheld, if any) as if he had exercised the options immediately prior to our dissolution. If the severance payments to Mr. Lampert under his employment agreement follow a change in control and, together with other amounts paid to Mr. Lampert, exceed certain threshold amounts and are determined to constitute a parachute payment (as defined in Section 280G(b)(2) of the Internal Revenue Code), Mr. Lampert is to receive an additional amount to cover the federal excise tax with respect thereto on a "grossed up" basis.

Under the terms of Mr. Lampert's employment agreement, as amended to date, if a change in control of the Company occurs and Mr. Lampert remains employed by us thereafter, we will be obligated to pay Mr. Lampert $500,000 within 30 days after the date of the change in control and annually during the remaining term of his employment with us on the first business day of each calendar year following the change of control. Mr. Lampert has waived any entitlement to any such payment beyond the initial $500,000 payment.

If Mr. Lampert is terminated without cause by us as of January 1, 2009 following the approval of our dissolution and the plan of liquidation by the shareholders of the Company (a change of control under his agreement), he will receive payments of $2,168,000, which includes the initial $500,000 change of control payment.

Blaine A. Robinson, Vice President - Finance, Treasurer and Assistant Secretary. Mr. Robinson's employment agreement, as amended to date, can be terminated by him or by us for any reason or no reason upon providing 30 days written notice to the other party. The agreement provides that if the termination by us for any reason other than cause or no reason is effective before such notice period expires, we are required to pay Mr. Robinson his base salary and car allowance for the remainder of the notice period. Additionally, if we terminate Mr. Robinson for any reason other than cause or for no reason, Mr. Robinson is entitled to receive (i) up to 12 months' base salary and car allowance, with the combination of notice and severance payments not to exceed 12 months' base salary and car allowance, and (ii) reimbursement of premiums paid by Mr. Robinson for medical, dental and vision insurance coverages during the 12 month post-employment period. If Mr. Robinson is terminated without cause by us following the approval of our dissolution and the plan of liquidation by the shareholders of the Company without 30 days' written notice by the Company, he will receive severance and insurance payments of $244,000.

Urs W. Stampfli, Senior Vice President and Director of Global Sales & Marketing. Under the terms of Mr. Stampfli's employment agreement, if we terminate his employment at any time without cause, or if Mr. Stampfli terminates his employment during or after the stated term of his employment agreement
(currently to expire on January 1, 2009), he is entitled to (i) severance payments equal to 12 months consisting of his then base salary and car allowance and (ii) reimbursement of premiums paid by Mr. Stampfli for medical, dental and vision insurance coverages during the 12 month post-employment period. If Mr. Stampfli is terminated without cause by us following the approval of our dissolution and the plan of liquidation by the shareholders of the Company, he will receive severance and insurance payments of $296,000.

Scott Lampert, Vice President, General Counsel and Secretary. Mr. Lampert's employment agreement, as amended to date, can be terminated by him or by us for any reason or no reason upon providing 30 days written notice to the other party. The agreement provides that if the termination by us for any reason other than cause or no reason is effective before such notice period expires, we are required to pay Mr. Lampert his base salary and car allowance for the remainder of the notice period. Additionally, if we terminate Mr. Lampert for any reason other than cause or for no reason, Mr. Lampert is entitled to receive (i) up to 12 months' base salary and car allowance, with the combination of notice and severance payments not to exceed 12 months' base salary and car allowance, and
(ii) reimbursement of premiums paid by Mr. Lampert for medical, dental and vision insurance coverages during the 12 month post-employment period. If Mr. Lampert is terminated without cause by us following the approval of our dissolution and the plan of liquidation by the shareholders of the Company without 30 days' written notice by the Company, he will receive severance and insurance payments of $238,000.

While no determination has yet been made by our Board regarding the continuation of or retention of one or more employees, or the retention of other persons or entities, to carry out the wind-up of our affairs and otherwise implement and execute the plan of liquidation, the plan of liquidation authorizes our Board, in its discretion, to pay compensation to officers, directors, employees, agents and representatives in connection with carrying out the plan of liquidation. If the Board determines, particularly in light of the familiarity and experience with the Company of our current officers, to continue the employment of or otherwise retain one or more of such officers in connection with carrying out the plan of liquidation, such person(s) would receive compensation which the Board determines is appropriate in light of their ongoing duties.

In connection with the plan of liquidation, we intend to continue to indemnify our directors and officers and have purchased and will maintain a director and officer liability insurance policy and/or "tail" insurance policy for the benefit of our current, former and future directors and officers.

Regulatory Approvals

Except for the requirements of New Jersey law and the Exchange Act, no other federal or state regulatory requirements must be complied with or approvals obtained in connection with the dissolution and liquidation of the Company in accordance with the plan of liquidation. As to foreign jurisdictions, there are certain regulatory approvals required in connection with the dissolution and liquidation of the Company's foreign subsidiaries; the Company intends to obtain such required regulatory approvals.

Dissenting Shareholders' Rights

Under New Jersey law, our shareholders are not entitled to appraisal rights for their shares of common stock with respect to the dissolution and plan of liquidation.

Certain Federal Income Tax Consequences

The following discussion is a general summary of certain United States federal income tax consequences to our shareholders that are anticipated to result from our liquidation and dissolution. This discussion does not purport to be a complete analysis of all the potential tax effects. Moreover, the discussion does not address the tax consequences that may be relevant to particular categories of investors subject to special treatment under the federal income tax laws (such as dealers in securities, banks, insurance companies, tax-exempt organizations, mutual funds, foreign persons and persons who acquired their stock upon the exercise of employee stock options or otherwise as compensation). It also does not address any tax consequences arising under the laws of any state, local or foreign jurisdiction. The discussion is based upon the Internal Revenue Code of 1986, as amended, Treasury regulations, rulings of the Internal Revenue Service, or IRS, and judicial decisions now in effect, all of which are subject to change at any time, possibly with retroactive effect. Distributions pursuant to the plan of liquidation may occur at various times and in more than one tax year. No assurance can be given that the tax treatment described herein will remain unchanged at the time of such distributions.

The following discussion has no binding effect on the IRS or the courts and assumes that we will liquidate in accordance with the plan of liquidation in all material respects. No ruling has been requested from the IRS with respect to the anticipated tax treatment of the plan of liquidation, and we will not seek an opinion of counsel with respect to such anticipated tax treatment.

As a result of our liquidation, as described in more detail below, for federal income tax purposes, shareholders generally will recognize gain or loss equal to the difference between (i) the sum of the amount of cash distributed to them and the aggregate fair market value, at the time of distribution, of any property distributed to them (including transfers of assets to a liquidating trust), and
(ii) their tax basis in their shares of our capital stock.

A shareholder's gain or loss will be computed on a "per share" basis. We may make more than one liquidating distribution, each of which will be allocated proportionately to each share of stock owned by a shareholder. The value of each liquidating distribution will be applied against and reduce a shareholder's tax basis in his or her shares of stock. Gain will be recognized as a result of a liquidating distribution to the extent that the aggregate amount of cash and value of that distribution and prior liquidating distributions received by a shareholder with respect to a share exceeds his or her tax basis in that share. Any loss generally may be recognized only when the final distribution from us has been received and then only if the amount of cash and aggregate value of all liquidating distributions with respect to a share is less than the shareholder's tax basis in that share. Gain or loss recognized by a shareholder will be capital gain or loss, provided the shares are held as capital assets, and will be long-term capital gain or loss if the shareholder's holding period for the shares exceeds one year. If it were to be determined that distributions made pursuant to the plan of liquidation were not liquidating distributions, the result could be treatment of distributions as dividends taxable at ordinary income rates if we were to have any current or accumulated earnings and profits for federal income tax purposes (which we do not expect to have).

Upon any distribution of property, the shareholder's tax basis in such property immediately after the distribution will be its fair market value at the time of distribution. The gain or loss realized upon the shareholder's future sale of that property will be measured by the difference between the shareholder's tax basis in the property at the time of such sale and the amount realized from such sale.

After the close of each taxable year, we will provide shareholders and the IRS with a statement of the amount of cash distributed to shareholders and, if applicable, our best estimate as to the value of any property distributed to them during that year. There is no assurance that the IRS will not challenge that valuation. As a result of such a challenge, the amount of gain or loss recognized by shareholders might be changed.

It is possible that we will have liabilities not fully covered by our contingency reserve for which the shareholders will be liable up to the extent of any liquidating distributions they have received. This liability could require a shareholder to satisfy a portion of this liability out of prior liquidating distributions received from us and a liquidating trust. Payments by shareholders in satisfaction of these liabilities generally would produce a capital loss, which, in the hands of individual shareholders, could not be carried back to prior years to offset any capital gains recognized from liquidating distributions in those years.

Consequences to Option holders

Terminated (Unexercised) Options. Holders of incentive stock options, or ISOs, and non-statutory stock options who do not exercise the options prior to termination of the options upon our dissolution and who receive a pro rata portion of distributions to shareholders in respect of their terminated unexercised options will be subject to tax at ordinary income rates on the amounts received.

Non-Statutory Options. Holders of non-statutory options who exercise their options prior to the termination of the options upon our dissolution will recognize ordinary compensation income equal to the excess of the value of the stock at the time of exercise over the exercise price. Any additional gain upon liquidation will be short-term, if the stock is held for one year or less at the time of liquidation. Ordinary income and short-term capital gain are subject to tax at a current maximum rate of 35%.

Incentive Stock Options. Generally, holders of ISOs who exercise their options prior to the termination of the options upon our dissolution are not subject to regular income tax at the time of exercise. However, the difference, or spread, between the fair market value of the stock received on the date of exercise and the exercise price is included in the employee's alternative minimum taxable income in the year of exercise. If the employee makes a sale or other disposition, within two years after grant or within one year after exercise, of stock received on the exercise of an ISO, the employee forfeits ISO tax treatment and recognizes ordinary compensation income in the year of disposition, generally equal to the spread on the date of exercise. Any additional gain is capital gain, which will be short-term if the stock is held for one year or less at the time of liquidation. Ordinary income and short-term capital gain are currently subject to tax at a maximum income tax rate of 35%. Although an early disposition of stock generally does not avoid the inclusion of the spread at exercise in alternative minimum taxable income, an early disposition made in the year of exercise usually negates any alternative minimum tax liability.

Accordingly, holders of ISOs who exercise their options within the two-year period preceding the liquidation will be treated as having made a disqualifying disposition and will recognize ordinary compensation income in the year of liquidation equal to the spread on the date of exercise. It is anticipated that the liquidation will, for this purpose, be deemed to occur within the year 2008 and accordingly holders of ISOs who exercise their options in 2008 will not include the spread in the computation of the alternative minimum tax.

Liquidating Trust

If we transfer assets to a liquidating trust, a shareholder generally should be treated for federal income tax purposes as having received a pro rata share of the property transferred to the liquidating trust, reduced by the amount of known liabilities assumed by the liquidating trust or to which the property transferred is subject, and having contributed such assets and liabilities to the liquidating trust. Our transfer of assets to a liquidating trust will cause a shareholder to be treated in the same manner for federal income tax purposes as if the shareholder had received a distribution directly from us. The liquidating trust should not be subject to federal income tax, assuming that it is treated as a liquidating trust for federal income tax purposes. After formation of the liquidating trust, a shareholder must take into account for federal income tax purposes the shareholder's allocable portion of any income, gain or loss recognized by the liquidating trust. As a result of our transfer of assets to the liquidating trust and the ongoing operations of the liquidating trust, shareholders may be subject to tax, whether or not they have received any actual distributions from the liquidating trust with which to pay such tax. There can be no assurance that the liquidating trust described in the plan of liquidation will be treated as a liquidating trust for federal income tax purposes.

Taxation of Non-United States Shareholders

Foreign corporations or persons who are not citizens or residents of the United States should consult their tax advisors with respect to the U.S. and non-U.S. tax consequences of the plan of liquidation.

State and Local Tax

Shareholders may also be subject to state or local taxes and should consult their tax advisors with respect to the state and local tax consequences of the plan of liquidation.

The foregoing summary of United States federal income tax consequences is included for general information only and does not constitute legal advice to any shareholder. The tax consequences of the plan of liquidation may vary depending upon the particular circumstances of each shareholder. Each shareholder should consult his or her own tax advisor regarding the federal income tax consequences of the plan of liquidation as well as any state, local, and foreign tax consequences.

Vote Required and Board Recommendations

Approval of our dissolution and the plan of liquidation requires the affirmative vote of a majority of the votes cast at a meeting duly called at which a quorum is present. Members of our current Board and our executive officers who held as of November 7, 2008, the record date for determining shareholders entitled to notice of and to vote at the Annual Meeting, an aggregate of 1,908,983 shares of common stock (approximately 32.3% of the outstanding shares of common stock as of October 27, 2008) have indicated that they will vote all of their shares in favor of the proposal.

Our Board of Directors believes that the dissolution of the Company and the plan of liquidation are in the best interests of our shareholders and recommends a vote for this proposal. It is intended that shares represented by the enclosed form of proxy will be voted IN FAVOR of this proposal unless otherwise specified in such proxy.

                             SELECTED FINANCIAL DATA

On October 29, 2008, our Board voted to adopt a plan of dissolution and liquidation subject to shareholder approval. The information presented herein does not include any adjustments necessary to reflect the possible future effects on the recoverability of the assets or settlement of liabilities that may result from adoption of the plan of dissolution and liquidation or our potential inability to complete such a plan in an orderly manner.

You should read the selected financial data set forth below along with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and the related notes in our Annual Report on Form 10-K for the year ended June 28, 2008.

                                                                                                                         (Unaudited)
                                                                                                                           For the
                                                                                                                           Quarter
                                                                                                                            Ended
($ in thousands except per                 July 3,         July 2,         July 1,         June 30,        June 28,       Sept. 27,
share data)                                  2004            2005            2006            2007            2008            2008
                                          ---------       ---------       ---------       ---------       ---------       ---------
STATEMENTS OF OPERATIONS DATA:
Net sales .............................   $ 203,132       $ 174,348       $ 137,529       $  86,653       $  74,149       $  17,669
Cost of products sold .................     188,954         180,130         122,928          77,452          66,613          13,733
                                          ---------       ---------       ---------       ---------       ---------       ---------
Gross profit (deficit) ................      14,178          (5,782)         14,601           9,201           7,536           3,936
Operating expenses ....................      43,426(b)       39,794          34,873          22,584          22,006(a)        3,103
                                          ---------       ---------       ---------       ---------       ---------       ---------
Operating (loss) income ...............     (29,248)        (45,576)        (20,272)        (13,383)        (14,470)            833
Interest expense ......................         715             931             374             336             501             187
Other income, net .....................        (500)         (1,770)         (1,142)         (1,999)         (1,566)         (1,406)
                                          ---------       ---------       ---------       ---------       ---------       ---------
(Loss) income before income taxes
    and extraordinary gain ............     (29,463)        (44,737)        (19,504)        (11,720)        (13,405)          2,052
Provision (benefit) for taxes .........       7,537             186             107               6            (798)              4
                                          ---------       ---------       ---------       ---------       ---------       ---------
(Loss) income before extraordinary
    gain ..............................     (37,000)        (44,923)        (19,611)        (11,726)        (12,607)          2,048
Extraordinary gain ....................       5,778(c)           --              --              --              --              --
                                          ---------       ---------       ---------       ---------       ---------       ---------
Net (loss) income .....................   $ (31,222)      $ (44,923)      $ (19,611)      $ (11,726)      $ (12,607)      $   2,048
                                          =========       =========       =========       =========       =========       =========

Net (loss) income per common share:
Basic and diluted:
(Loss) income before extraordinary
    gain ..............................   $   (6.45)(d)   $   (7.70)(d)   $   (3.36)(d)   $   (1.99)(d)   $   (2.13)      $    0.35
Extraordinary gain ....................        1.00(d)           --              --              --              --              --
                                          ---------       ---------       ---------       ---------       ---------       ---------
Basic  and diluted (loss) income per
    common share ......................   $   (5.45)      $   (7.70)      $   (3.36)      $   (1.99)      $   (2.13)      $    0.35
                                          =========       =========       =========       =========       =========       =========

BALANCE SHEET DATA:
Working capital .......................   $ 100,603       $  61,761       $  46,843       $  39,019       $  16,931       $  19,553
                                          =========       =========       =========       =========       =========       =========
Total assets ..........................   $ 189,517       $ 146,756       $ 104,742       $  82,504       $  70,602       $  68,909
                                          =========       =========       =========       =========       =========       =========
Total debt ............................   $   9,170       $   2,936       $      --       $   2,756       $  17,621       $  14,032
                                          =========       =========       =========       =========       =========       =========
Total stockholders' equity ............   $ 127,125       $  82,303       $  62,967       $  51,644       $  33,902       $  35,955
                                          =========       =========       =========       =========       =========       =========

----------
(a)   Includes $5.9 million of asset impairment charges.

(b)   Includes $0.7 million of variable stock-based compensation expense.

(c) Represents the excess of estimated fair value of net assets acquired over cost (negative goodwill) for the Jenimage acquisition.

(d) On October 26, 2006, our Board of Directors approved, without action by the shareholders, a Certificate of Amendment to our Certificate of Amendment to implement a one-for-five split of our common stock with an effective date of November 21, 2006. All issued shares of our common stock (including treasury shares and shares held in trust) and per-share and related stock option amounts have been retroactively adjusted for the reverse stock split in the accompanying selected financial data.

                                  PROPOSAL TWO:

                              ELECTION OF DIRECTORS

Nominees for Election of Directors

Pursuant to Article III of our By-Laws, as amended, the Board has fixed the number of directors constituting the entire Board at five. All five directors are to be elected at the Annual Meeting, each to hold office until the 2009 Annual Meeting of Shareholders and until his successor is duly elected and qualified. In voting for directors, each shareholder is entitled to cast one vote for each share of our common stock held of record, either in favor of or against the election of each nominee, or to abstain from voting on any or all nominees. Although management does not anticipate that any nominee will be unable or unwilling to serve as director, in the event of such an occurrence, proxies may be voted in the discretion of the persons named in the proxy for a substitute designated by the Board, unless the Board decides to reduce the number of directors constituting the Board. The election of directors requires the affirmative vote of a plurality of the votes cast by the holders of shares of our common stock present or represented and entitled to vote at the Annual Meeting.

Our Board recommends a vote FOR Ira B. Lampert, Ronald S. Cooper, Morris H. Gindi, William J. O'Neill, Jr. and Roger Beit to hold office until the 2009 Annual Meeting of Shareholders and until their successors are duly elected and qualified. Proxies that do not withhold the authority to vote for the nominees will be voted FOR each of the nominees.

The following sets forth information provided by the nominees, all of whom are currently serving as directors of the Company and all of whom have consented to serve if reelected by our shareholders.

                                           Year First Elected/
Name of Nominee                     Age     Nominated Director    Positions and Offices with the Company
----------------------------        ---    -------------------    --------------------------------------
Ira B. Lampert                      63            1993            Chairman of the Board, Chief Executive
                                                                       Officer and President
Ronald S. Cooper                    70            2000            Director
Morris H. Gindi                     64            1988            Director
William J. O'Neill, Jr.             66            2001            Director
Roger J. Beit                       51            2008            Director

Ira B. Lampert has been a director of the Company since 1993 and the Chairman and Chief Executive Officer of the Company since 1994. For the calendar year 1995 and again from 1998 through the present, Mr. Lampert also served as President of the Company. Mr. Lampert is a member of the Queens College Foundation Board of Trustees (Queens College is part of the City University System of New York), a member of the Advisory Board of the Boys & Girls Republic, a nonprofit organization for underprivileged children, and serves on the Boards of Trustees of the Mount Sinai Medical Center Foundation, Inc. and the Mount Sinai Medical Center of Florida, Inc.

Ronald S. Cooper has been a director of the Company since 2000. Mr. Cooper is a co-founder and principal of LARC Strategic Concepts, LLC, a consulting firm focusing on emerging growth companies. Mr. Cooper retired from Ernst & Young LLP in September 1998, having joined the firm in 1962. He became a partner in 1973 and was Managing Partner of the firm's Long Island, New York office from 1985 until he retired.

Morris H. Gindi has been a director of the Company since 1988. Mr. Gindi has served as the Chief Executive Officer of Notra Trading Inc., an import agent in the home textiles industry, since 1983 and as Chief Executive Officer of Morgan Home Fashions, a manufacturer and distributor of home textiles, since 1995. These two businesses import and distribute merchandise to all levels of the retail trade. Mr. Gindi's career in the home textiles industry has spanned four decades.

William J. O'Neill, Jr. has been a director of the Company since 2001. Mr. O'Neill has served as Dean of the Business School at Suffolk University in Boston, Massachusetts since 2001. From 1969 to 1999, he held various management positions at Polaroid Corporation, most recently as Executive Vice President and President, Corporate Business Development. In addition, Mr. O'Neill is a director of AdvanSource Biomaterials Corporation (AMEX:ASB), a manufacturer of cardiovascular devices, EDGAR Online, Inc. (NASDAQ:EDGR), a provider of business and financial information on global companies, the Design Management Institute and the Greater Boston Chamber of Commerce.

Roger J. Beit has been a director of the Company since 2008. Mr. Beit is an executive of Harvest Investments, LLC, an owner of multi-family residential properties. Mr. Beit was previously a manager of Coopers and Lybrand's Hartford, Connecticut office. In addition, Mr. Beit was recommended as a director to the Director Affairs Committee by the MT Trading LLC, Sondra Beit, RH Trading LLC and LTC Racing LLC group, which is the beneficial owner of approximately 23.2% of the Company's Common Stock. Mr. Beit, the husband of Sondra Beit, is the authorized spokesperson and representative and has investment authority over the investment account in which such shares are held.

Corporate Governance

Our common stock is listed on the NASDAQ Global Market ("NASDAQ"). Although not required by NASDAQ's corporate governance rules, our Board adopted Corporate Governance Guidelines that address governance issues and set forth our governance principles including director qualification, Board structure, director compensation, management succession and periodic performance evaluation of the Board and its committees. Our Corporate Governance Guidelines are available on our website: www.concord-camera.com under About Concord--Investor Relations--Corporate Governance Guidelines. We have also adopted a code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer and controller, as well as all other employees and our directors. The code of ethics, which we call our Code of Conduct, is available on our website: www.concord-camera.com under About Concord--Investor Relations--Code of Conduct. If we make any substantive amendments to, or grant a waiver (including an implicit waiver) from, a provision of our Code of Conduct that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, and that relates to any element of the code of ethics definition enumerated in Item 406(b) of Regulation S-K, promulgated under the Exchange Act, we will disclose such amendment or waiver on our website and in a Current Report on Form 8-K filed with the Commission.

Independence of Board Members and Audit Committee Financial Experts

Pursuant to NASDAQ's listing standards, a majority of our Board must be comprised of "independent" directors as defined in Rule 4200 of NASDAQ's listing standards. The Board has reviewed the independence standard set forth in Rule 4200 and has determined that each of our directors other than Mr. Lampert is independent under Rule 4200.

The Board has determined that we have at least one "audit committee financial expert" serving on our Audit Committee, as defined under applicable federal securities laws and regulations, who has the "financial sophistication" required under the listing standards of the NASDAQ Global Market. Both Messrs. Cooper and O'Neill satisfy the criteria for these standards. Mr. Cooper has over 35 years of experience in the field of public accounting, retiring in 1998 from Ernst & Young LLP. Mr. O'Neill was Chief Financial Officer (and Executive Vice President) of Polaroid from 1990 to 1998, having held various other positions with Polaroid including that of Corporate Controller for four years. All of the members of the Audit Committee are "independent," as defined under, and required by, the federal securities laws and the rules promulgated by the Commission, including Rule 10A-3(b)(i) under the Exchange Act, as well as the listing standards of the NASDAQ Global Market.

Meetings and Committees of the Board of Directors

Our Board met 8 times during Fiscal 2008. Our independent directors generally meet in executive session without management present as part of each regularly scheduled meeting of the Board. In addition, the independent directors also meet separately from Board meetings from time to time in their discretion. In Fiscal 2008, all directors attended 75% or more of the Board meetings and meetings of the committees on which they served.

Directors are expected to attend our annual meetings of shareholders pursuant to our Corporate Governance Guidelines. Because the Board holds one of its regular meetings in conjunction with our annual meetings of shareholders, unless one or more members of the Board are unable to attend, all of the members of the Board are present for the annual meeting. All four of our directors in 2007 attended the 2007 annual meeting in person.

Our Board has an Audit Committee, a Compensation and Stock Option Committee, an Executive Committee, a Director Affairs Committee and a Marketing and Product Development Committee. The members of each committee are appointed annually by the Board.

As of August 14, 2006, the Board established a Special Committee, comprised of our then three independent directors, Messrs. O'Neill (Chairman), Cooper and Gindi, to investigate, evaluate and analyze strategic alternatives. The Special Committee met 16 times during Fiscal 2008.

Our Audit Committee, which is a separately designated, standing audit committee established in accordance with Section 3(a)(58)(A) of the Exchange Act has the following members: Messrs. Cooper (Chairman), Gindi and O'Neill, each of whom is independent as defined in listing standards applicable to us. The Audit Committee assists our Board in its oversight of the quality and integrity of our accounting, auditing and financial reporting practices. The Audit Committee's role includes discussing with management our processes to manage financial risk and for compliance with significant applicable legal, ethical and regulatory requirements. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm engaged to prepare or issue audit reports on our financial statements or to perform other audit, review or attestation services for us. The Audit Committee relies on the expertise and knowledge of management and the independent registered public accounting firm in carrying out its oversight responsibilities. The specific responsibilities in carrying out the Audit Committee's oversight role are delineated in the Audit Committee Charter, a copy of which was included as Appendix A to our 2007 proxy statement filed with the Commission on October 29, 2007. See the Audit Committee Report below. The Audit Committee met 4 times during Fiscal 2008.

Our Compensation and Stock Option Committee consists of Messrs. O'Neill, Jr. (Chairman) and Cooper, each of whom is independent as defined in the applicable listing standards. The Compensation and Stock Option Committee assists our Board in the discharge of its responsibilities relating to compensation of our directors and executive officers. Its specific areas of oversight include:

      o Compensation of our Chief Executive Officer ("CEO"), our other executive officers and any other Company officer, employee or agent having a familial relationship with the CEO;

      o Establishment of annual and long-term performance goals for our executive officers in light of approved performance goals;

      o     Compensation of our directors;

      o     Management development and succession; and

      o Administration of equity plans and other officer and director compensation arrangements.

The Compensation and Stock Option Committee has the authority to employ a compensation consultant to assist in its evaluation of executive officer compensation. Our CEO has historically played a significant role in the determination of compensation. We expect that the Compensation and Stock Option Committee will continue to solicit input from our CEO with respect to compensation decisions affecting other members of our senior management. A copy of the Compensation and Stock Option Committee Charter was attached as Appendix B to our 2007 proxy statement filed with the Commission on October 29, 2007. During Fiscal 2008, the Compensation and Stock Option Committee had no meetings and acted 3 times by unanimous written consent in lieu of a meeting.

Our Director Affairs Committee, consisting of Messrs. Lampert (Chairman) and O'Neill, recommends to the independent directors of the Board those persons who, in the opinion of the members of the Director Affairs Committee, should be invited to stand for election to the Board as management nominees at any and all ensuing meetings of our shareholders. The Director Affairs Committee also evaluates new candidates and current directors, and reviews, evaluates and recommends changes to our corporate governance practices. The Director Affairs Committee met 1 time during Fiscal 2008.

Pursuant to NASDAQ's listing standards, director nominees must be selected, or recommended for the Board's selection, either by: (i) a majority of the independent directors or (ii) a nominations committee comprised solely of independent directors. We do not have a standing nominating committee. The Director Affairs Committee recommends but does not nominate nominees for election to our Board. Nominees are selected by a majority of the independent directors on the Board, all of whom are "independent" as independence for nominating committee members is defined in the applicable NASDAQ listing standards. Because a majority of the independent directors select our director nominees with input and advice from the Director Affairs Committee, we believe it is not necessary to have a separately designated nominating committee. In accordance with NASDAQ's listing requirements, the Board has adopted resolutions addressing the nominations process. The nominations process resolutions are available on our website at www.concord-camera.com under About Concord--Investor Relations--Corporate Governance Guidelines.

Director Nominations Process

The Director Affairs Committee may use multiple sources to identify director candidates, including its own contacts and referrals from other directors, management, the Company's advisers and director search firms. In addition, the Director Affairs Committee will consider candidates that shareholders recommend. Shareholder suggestions of one or more nominees for election to the Board may be sent in writing to the Director Affairs Committee, Attention: Chairman, c/o Concord Camera Corp., Presidential Circle - 6th Floor, North Tower, 4000 Hollywood Boulevard, Hollywood, Florida 33021. The Director Affairs Committee evaluates candidates that shareholders recommend in the same manner and using the same criteria it uses to evaluate candidates recommended by other sources.

The Director Affairs Committee has determined that all candidates for our Board shall, at a minimum, possess high personal and professional ethical standards, integrity and values; an inquiring mind, intelligence, practical wisdom and informed judgment; the ability to work effectively and collegially with other directors; a willingness and ability to devote the required amount of time to carrying out the duties and responsibilities of Board and committee membership; and a commitment to representing the long-term interests of our shareholders. In addition, the Director Affairs Committee also considers certain other qualities and skills in accordance with criteria established by the Director Affairs Committee from time to time, including without limitation the candidate's independence and financial literacy, and the extent to which the candidate possesses pertinent policy-making, business and professional experience in government, business, finance, technology, marketing, sales, manufacturing, worldwide diverse operations and cultures, and other areas related to our business activities.

The Director Affairs Committee reviews each recommendation for director candidates (including shareholder recommendations) and makes an initial determination as to whether the candidate has the ability to meet the minimum criteria, which the Director Affairs Committee may modify from time to time. The Director Affairs Committee may, in its discretion, confirm a candidate's willingness to serve on the Board, verify a candidate's education, employment records and references, conduct background investigations and arrange for in-person meetings with the Director Affairs Committee or the full Board. Following its determination as to the qualified candidates, the Director Affairs Committee recommends to the independent directors of the Board those persons who should be invited to stand for election. Pursuant to the Corporate Governance Guidelines, in evaluating the suitability of individual candidates, the independent directors take into account many factors, including a candidate's understanding of marketing, finance and other disciplines relevant to the success of a publicly-traded company in today's business environment; an understanding of our business and industry on a technical level; and educational and professional background. The independent directors evaluate each individual in the context of the Board as a whole, with the objective of recommending a group that can best perpetuate the success of the business and represent shareholder interests through the exercise of sound judgment, using its diversity of experience. Pursuant to our By-Laws, the nominees to stand for election to the Board are then selected by a majority of the independent directors on the Board. The independent directors are free to select nominees in addition to, or instead of, those recommended by the Director Affairs Committee.

Communications with the Board

A shareholder may communicate directly with the Board by addressing a letter to the Board of Directors of Concord Camera Corp. c/o Chairman, Presidential Circle
- North Tower, 4000 Hollywood Boulevard, Hollywood, Florida 33021. If a shareholder would like the letter to be forwarded directly to one of the Chairmen of the five standing committees of the Board, he or she should so indicate. If no specific direction is indicated, the Chairman's office will review the letter and forward it to the appropriate Board member(s).

Communications with the Audit Committee

The Audit Committee has established procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of concerns regarding questionable accounting and auditing matters. These procedures are described in our Code of Conduct which is available on our website at www.concord-camera.com under About Concord--Investor Relations--Code of Conduct.

Audit Committee Report

The members of the Audit Committee of the Board are Messrs. Cooper (Chairman), Gindi and O'Neill. The primary purpose of the Audit Committee is to assist the Board in its general oversight of the Company's accounting and financial reporting processes. The Audit Committee's functions are more fully described in its charter, which the Board has adopted. The Audit Committee reviews and reassesses the adequacy of its charter on an annual basis. A copy of its current charter is included as Appendix A to our 2007 proxy statement filed with the Commission on October 29, 2007. The Board annually reviews the NASDAQ listing standards' definition of independence for audit committee members and has determined that each member of the Audit Committee is independent under that standard.

Management is responsible for the preparation, presentation and integrity of the Company's financial statements, accounting and financial reporting principles and internal controls and procedures designed to ensure compliance with accounting standards and applicable laws and regulations. The Company's independent registered public accounting firm, BDO Seidman, LLP, is responsible for performing an independent annual audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with United States generally accepted accounting principles. The Audit Committee's policy is that all services rendered by the Company's independent auditor are either specifically approved or pre-approved and are monitored both as to spending level and work content to maintain the appropriate objectivity and independence of the independent auditor. The Audit Committee's policy provides that the Audit Committee has the ultimate authority to approve all audit engagement fees and terms and that the Audit Committee shall review, evaluate and approve the engagement proposal of the independent auditor.

In conjunction with its activities during Fiscal 2008, the Audit Committee reviewed and discussed our interim unaudited and annual audited financial statements with the Company's independent registered public accounting firm with and without management present, and with management. The members of the Audit Committee discussed the agreed upon quarterly procedures and annual audit procedures performed by the independent registered public accounting firm in connection with the quarterly interim unaudited and annual audited financial statements with management of the Company and its independent registered public accounting firm. The members of the Audit Committee also discussed with the Company's independent registered public accounting firm the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU
Section 380), as amended by Statement of Auditing Standards No. 90. In addition, the Audit Committee received from the Company's independent registered public accounting firm the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board, and discussed its independence with the independent registered public accounting firm. Based on the foregoing reviews and discussions, the Audit Committee recommended to the Board, and the Board approved, that the Fiscal 2008 annual audited financial statements be included in the Company's Annual Report on Form 10-K for Fiscal 2008 for filing with the Commission.

      Audit Committee

      Ronald S. Cooper, Chairman
      Morris H. Gindi
      William J. O'Neill, Jr.

Certain Relationships and Related Party Transactions

Transactions with Related Persons

During Fiscal 2008, there were no, and there are no currently proposed, transactions or series of similar transactions in which the amount involved exceeded or will exceed $120,000 and in which any related person, including any current director, executive officer, holder of more than 5% of our capital stock, or entities affiliated with them, had a material interest.

Review, Approval or Ratification of Transactions with Related Parties

The Audit Committee Charter requires review and approval of any transactions or courses of dealing with parties related to us.

Reverse Stock Split

On October 26, 2006, our Board approved, without action by the shareholders, a Certificate of Amendment to our Certificate of Incorporation to implement a one-for-five split of our common stock with an effective date of November 21, 2006. All shares of our common stock, including related stock option amounts and applicable option exercise prices, have been adjusted in this proxy statement for the reverse stock split.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and holders of ten percent (10%) or more of our common stock, or Reporting Persons, to file initial reports of ownership and reports of changes in ownership of our common stock and any other equity securities with the Commission. Reporting Persons are required to furnish us with copies of all Section 16(a) reports they file. [Based on a review of the copies of the reports furnished to us and written representations from our directors and executive officers that no other reports were required, with respect to Fiscal 2008, we believe that the Reporting Persons timely complied with all Section 16(a) filing requirements applicable to them.

Executive Officers

Set forth below is the name and age, as of November 7, 2008, of each of our executive officers, together with certain biographical information for each of them (other than Ira B. Lampert, for whom biographical information is provided above under "Nominees for Election of Directors"):

Name of Executive Officer      Age       Position and Offices with the Company
-------------------------     -----    -----------------------------------------
Ira B. Lampert                 63      Chairman, Chief Executive Officer and
                                         President (principal executive officer)

Blaine A. Robinson             49      Vice President - Finance, Treasurer and
                                         Assistant Secretary (principal
                                         financial and accounting officer)

Urs W. Stampfli                57      Senior Vice President and Director of
                                         Global Sales & Marketing

Scott L. Lampert               47      Vice President, General Counsel and
                                         Secretary

Blaine A.  Robinson,  our Vice  President  - Finance,  Treasurer  and  Assistant
Secretary since April 2006, joined us in February 2003 as our Corporate Controller and has served as our Principal Accounting Officer since September 20, 2004 and, effective April 1, 2006, as our Principal Financial Officer. Prior to joining us, from May 2002 to February 2003, Mr. Robinson was employed by Spherion Corporation and served as a financial and accounting consultant to the Company. Previously, Mr. Robinson served as Chief Financial Officer of Green2go.com, Inc. from March 2000 to September 2001 and Assistant Corporate Controller of AutoNation, Inc. from March 1997 to March 2000. He holds a Master of Business Administration from the University of Florida, a Bachelor of Science in Accounting from Florida Atlantic University and a Bachelor of Science in Finance from the University of Florida. Mr. Robinson is a member of the American Institute of Certified Public Accountants, the Florida Institute of Certified Public Accountants and Financial Executives Institute.

Urs W. Stampfli joined us in May 1998 as Director of Global Sales and Marketing, and became a Vice President of the Company in April 2000 and a Senior Vice President of the Company in February 2002. From 1990 to April 1998, Mr. Stampfli was Vice President, Marketing, Photo Imaging Systems of Agfa Division, Bayer Corporation.

Scott L. Lampert, who is no relation to Ira B. Lampert, joined us in May 1999 as Patent/Intellectual Property Attorney and served as Intellectual Property and Business Development Counsel from August 2001 until August 2005 and as Associate General Counsel of the Company from August 2005 until taking up his new duties as Vice President, General Counsel and Secretary of the Company effective April 1, 2006. Prior to joining the Company, Mr. Lampert was in private practice. He holds a Juris Doctor cum laude from Nova Southeastern University, a Masters of Business Administration from Fordham University and a Bachelor of Science in Engineering from Tulane University. Mr. Lampert is a member of the Florida Bar and is licensed to practice before the United States Patent and Trademark Office.

                      COMPENSATION DISCUSSION AND ANALYSIS

Executive Compensation Policy

We design our executive officer compensation program to reward our executive officers for our financial and operating performance, their leadership and the creation of shareholder value. To achieve our business goals, it is critical that we be able to attract, motivate and retain highly talented individuals at all levels of the organization who are committed to our core values of excellence, integrity and teamwork.

We seek to maintain an executive compensation program that attracts, motivates and retains executive officers and rewards them for our financial and operational performance and maintains our competitive position in our industry. It is our belief that compensation should be based on the level of job responsibility, individual performance and company performance. As employees progress to higher levels in the organization and shoulder additional duties, an increasing proportion of their pay should be linked to our performance, since they are more able to affect our results. Additionally, compensation should reflect the value of the job in the marketplace. In order to attract and retain a highly skilled work force, we must remain competitive with the pay of other employers who compete with us for talent. Although the programs and individual pay levels will always reflect differences in job responsibilities, geographies and marketplace considerations, the overall structure of compensation and benefit programs is designed to be broadly similar across our workforce.

For Fiscal 2009 and future fiscal years, we believe that the total compensation for our executive officers should contain incentive cash compensation and equity compensation awards to further incentivize our executive officers to achieve our financial and operational goals, to align the financial interests of the executive officers with the creation of shareholder value and to retain our executive officers by maintaining a compensation program that is competitive with other employers who compete with us for talent.

Role of Compensation and Stock Option Committee

Our Compensation and Stock Option Committee (the "Committee"), comprised of two independent directors, Messrs. O'Neill (Chairman) and Cooper, is responsible for developing and approving the compensation program for our executive officers. In addition, the Committee administers our equity-based incentive plans and oversees such other benefit plans as we may from time to time establish.

Pursuant to our By-Laws, compensation of our CEO and any executive officer or employee having a familial relationship to him is determined by a majority of our independent directors (based on the Committee's recommendation) or by the Committee.

Role of Executive Officers

Under the terms of the Committee's charter, our CEO may not be present during deliberations or voting regarding his own compensation or any other officer, employee or agent of the Company having a familial relationship to him. The compensation of all other executive officers is determined by the Committee. Our CEO has historically played a significant role in the recommendation of the amounts of base salary and other forms of cash and equity-based compensation to be paid to other executive officers. Specifically, the CEO reviews the individual performance of the other executive officers and provides the Committee with (i) evaluations of the other executive officers, including an evaluation of each person's performance and how such individual performance affected Company performance, and (ii) recommendations regarding changes to such executive officer's compensation. We expect that the Committee will continue to solicit input from our CEO with respect to compensation affecting the other executive officers.

Considerations  Regarding  Compensation  Decisions  Relating  to  our  Executive
Officers

Our financial and operating performance since 2004 has greatly limited the use by the Committee and Board of cash incentive compensation and equity compensation awards to compensate our executive officers. Since the launch of our restructuring and cost-reduction initiatives in fiscal 2004, the achievement of the restructuring and cost-reduction objectives and the ability of each of the executive officers to fulfill their responsibilities with fewer resources has represented a significant factor in the evaluation of the executive officers and compensation recommendations by the Committee and the Committee's assessment of the CEO's recommendations.

In connection with the Committee's periodic reviews and approvals of compensation decisions affecting our executive officers other than the CEO, the Committee strives to remain competitive with industry compensation practices of other employers who compete with us for talent. The Committee reviews available information, including information published in secondary sources, regarding prevailing salaries and compensation programs offered to executive officers by employers who compete with us for talent. The Committee, however, does not currently use a peer group of companies to benchmark the compensation of the executive officers. The Committee believes compensation for each of our executive officers is competitive with other employers who compete with us for talent.

Principal Components of Compensation of Our Executive Officers

The principal components of the compensation we have historically paid to our executive officers have consisted of:

      o     Base salary;

      o     Non-incentive plan cash bonuses;

      o     Cash   incentive   compensation   under  the   terms  of   incentive
            compensation plans;

      o Equity compensation, typically in the form of grants of options to purchase shares of our common stock; and

      o     Perquisites.

For Fiscal 2008, the principal components of compensation paid to our executive officers were base salary and perquisites. For Fiscal 2009, we anticipate the principal components of compensation to be paid to our executive officers will be base salary and perquisites.

Base Salary

Base salary is the fixed element of our employees' annual cash compensation. We provide base salaries to recognize the experience, competencies, skills and individual performance of our CEO and our other executive officers.

The Committee periodically reviews the base salary of our CEO and the base salaries of our other executive officers based on the evaluations and recommendations of the CEO. The Committee, in its periodic reviews of base salaries and in its decisions to approve any changes to the amount of base salaries for the executive officers, considers various factors such as the relevant employment agreement, the executive's responsibilities, performance, years of experience and leadership, our performance, and competitive salaries within the marketplace for similarly situated executives. The CEO periodically reviews the base salaries of our other executive officers and recommends to the Committee any changes to such base salaries.

During Fiscal 2008, Mr. Ira Lampert's annual base salary remained at $900,000. Mr. Lampert's base salary has not been increased since we amended his employment agreement effective July 1, 2005. During Fiscal 2008, 2007 and 2006, the base salaries for our other executive officers were increased in conjunction with their promotion to a new executive officer position and the corresponding increase in their responsibilities, in the case of Messrs. Robinson and Scott Lampert, or as a result of consideration of the various factors described above, in the case of Messrs. Stampfli and Angeli.

On April 1, 2006, Mr. Robinson was appointed as our Vice President--Finance, Treasurer and Assistant Secretary and Principal Financial Officer. During Fiscal 2008, Mr. Robinson's annual base salary remained at $220,000. Mr. Robinson's base salary has not been increased since October 1, 2006.

On April 1, 2006, Mr. Scott Lampert was appointed our Vice President, General Counsel and Secretary. During Fiscal 2008, Mr. Scott Lampert's annual base salary remained at $220,000. Mr. Scott Lampert's base salary has not been increased since October 1, 2006.

As a result of an evaluation of the various factors described above, the Committee approved an increase in the annual base salary of Gerald Angeli, the Company's former Senior Vice President and Director of Operations, to $275,000 effective January 1, 2007, and Mr. Angeli's employment agreement was amended to reflect the increase. Mr. Angeli's base salary had previously been increased from $225,000 to $250,000 during Fiscal 2006 and the CEO recommended and the Committee approved an additional increase of $25,000 during Fiscal 2007 to remain competitive with respect to the base salaries of similarly situated executives in the marketplace. Mr. Angeli's Terms of Employment was terminated without cause effective July 1, 2008.

As a result of an evaluation of the various factors described above, the Committee approved an increase in Mr. Stampfli's annual base salary to $275,000 effective January 1, 2007, and Mr. Stampfli's employment agreement was amended to reflect the increase. Mr. Stampfli's base salary had previously been $250,000 during the prior four years, and the CEO recommended and the Committee approved such increase to remain competitive with respect to the base salaries of similarly situated executives in the marketplace.

Our Chief Executive Officer

We entered into an amendment to Mr. Lampert's employment agreement effective as of July 1, 2005, at the end of our 2005 fiscal year, to provide a four-year term that expires on June 30, 2009 with an annual base salary of $900,000 and, in accordance with Mr. Lampert's proposal, to end our obligation to make $500,000 annual contributions to a Supplemental Executive Retirement Plan ("SERP") adopted for his benefit. Mr. Lampert elected to terminate his SERP as of November 28, 2005. Pursuant to the termination election, we made the final distribution under Mr. Lampert's SERP as of August 6, 2007, subject, however, to Mr. Lampert's rights in the event of a change in control (See page 67 ).

The Committee approved Mr. Lampert's compensation structure under the amended employment agreement based on the following considerations: (i) his then current employment terms; (ii) the complex international structure and operations of the Company, which are equivalent to those of much larger complex international corporations; (iii) the parity of CEO pay with our other executive officers at that time; and (iv) the extensive worldwide travel and time requirements that the CEO position entails. However, while taking this information into account, the Committee did not attempt to "benchmark" Mr. Lampert's compensation against the compensation of other chief executive officers. The Committee also took into consideration that Mr. Lampert voluntarily reduced his base salary from $900,000 to $800,000 per annum for the period from July 1, 2004 to June 30, 2005 and our January 1, 2005 contribution to his SERP from $500,000 to $350,000.

We have undergone a complex organizational restructuring and stringent cost reductions as a result of the initiatives that we adopted during prior fiscal years. Because of such initiatives and other recommendations of our Board that were implemented, we believe that we have successfully reduced the number of our senior executives and managers without adversely affecting our ability to operate efficiently and to accomplish our goals. The reduction in the number of executive officers, however, has increased the responsibilities of each of our employees, officers and especially of our CEO. In approving Mr. Lampert's compensation, the Committee considered these factors and his strong and effective leadership during this transitional period. The Committee is also aware that Mr. Lampert's compensation is based on our long-term and long-standing contractual obligations to him and that these obligations were negotiated at a time when we were managed by a larger number of executive officers, whose average compensation significantly exceeded the average compensation of our current executive officers and was more closely aligned with the CEO's compensation. As a result, despite the current disparity between Mr. Lampert's compensation and our other executive officers, the Committee believes that Mr. Lampert is appropriately compensated for the increased responsibility and oversight that our current organizational structure demands of him and in light of our contractual obligations to him.

Non-Incentive Plan Bonus Compensation

During Fiscal 2008, the executive officers did not earn or receive any non-incentive plan bonuses. We have not historically paid guaranteed or discretionary non-incentive plan bonuses to our executive officers. We may from time to time pay bonuses in connection with our initial hiring or appointment of an executive officer and a change in an executive officer's responsibilities with us. The Committee, however, has historically relied on cash incentive plans to reward and incentivize our executive officers relating to company and individual performance.

Incentive Compensation

We made no incentive compensation awards to our executive officers during Fiscal 2008.

The most recent incentive compensation awards, in the form of deferred long-term compensation under our Amended and Restated 2002 Long-Term Cash Incentive Plan (the "2002 LTCIP"), were made as of August 3, 2003 for the performance period comprising the two fiscal years ended June 29, 2002 and June 28, 2003 ("fiscal 2002" and "fiscal 2003"). The deferred compensation was distributed in three equal annual installments to certain of our executive officers, of which Messrs. Ira B. Lampert and Stampfli continue to be employed by us. Distributions were made to Mr. Stampfli as of August 6, 2004, 2005 and 2006. Mr. Lampert elected to delay the vesting of his 2002 LTCIP award by one year and received distributions as of August 6, 2005, 2006 and 2007. All the awards granted under the 2002 LTCIP have been distributed. The amounts paid out to Messrs. Lampert and Stampfli are included on the Nonqualified Deferred Compensation Table that appears in this proxy statement. See also "Nonqualified Deferred Compensation" under the caption "Executive Compensation" below.

During the three last completed fiscal years, all our executive officers were eligible to receive awards under our Amended and Restated Annual Incentive Compensation Plan, as amended through June 30, 2004 (the "2004 AICP"), and our Long Term Incentive Compensation Plan Commencing Fiscal 2004 (the "LTIP"), which replaced the 2002 LTCIP. However, based on our financial performance, we made no awards to any of our executive officers under either the 2004 AICP or the LTIP. The 2004 AICP was linked to our annual financial performance, under which awards could have been made after the end of each fiscal year, provided that we met a pre-determined return-on-equity target established by the Committee and approved by our Board or the Board waived the target. The LTIP was linked to our long-term financial performance and the achievement of pre-determined performance criteria based on overlapping three-year fiscal cycles. The first cycle was comprised of our fiscal years ended July 3, 2004, July 2, 2005 ("Fiscal 2005") and July 1, 2006 ("Fiscal 2006"). Since we did not meet the performance criteria that the Committee established during the three-year cycle, no LTIP awards were made after the end of Fiscal 2006.

In September 2007, the Board approved in principle the establishment of a new annual incentive compensation plan (the "Fiscal 2008 AICP") for our executive officers, other than our current

CEO, who voluntarily opted not to receive awards under the Fiscal 2008 AICP, to be administered by the Committee. The action of the Board in approving in principal the establishment of the Fiscal 2008 AICP was motivated by the belief that our long-term financial and operational success depended on further incentivizing our executive officers by linking their financial interests to our performance. The Fiscal 2008 AICP was intended to provide cash awards to our eligible executive officers based on our achievement of certain performance metrics during a fiscal year. To date, neither the Board nor the Committee approved any potential incentive award opportunity for any eligible executive officer under the Fiscal 2008 AICP.

Equity Compensation

Pursuant to the requirements of our current equity compensation plans, executive officers who are not new hires are not eligible to receive equity compensation awards under the plans. As a result, we were not able to grant any equity compensation awards to our executive officers during Fiscal 2007 or Fiscal 2008. Accordingly, the Board adopted and our shareholders approved at our 2007 annual meeting held on December 13, 2007 a Fiscal 2008 Incentive Plan (the "Fiscal 2008 Plan") for our executive officers, other than our current CEO, who voluntarily opted not to receive awards under the Fiscal 2008 Plan. The Fiscal 2008 Plan was intended to: (i) incentivize our executive officers to achieve our strategic goals; (ii) align the financial interests of the executive officers with the creation of shareholder value; and (iii) attract, motivate and retain key executive officers by providing compensatory incentives and maintaining competitive compensation levels. To date, no equity compensation awards have been granted under the Fiscal 2008 Plan.

Historically, our Board has granted awards of stock options to our executive officers upon their being hired as Company employees, or during their term of employment with us in conjunction with their being appointed executive officers, consistent with our obligation to grant the options typically memorialized in the employment agreement that we enter into with them. Our Board's historical practice has been to grant equity-based awards to attract, retain, motivate and reward our employees, particularly our executive officers, and to encourage their ownership of an equity interest in us. Such grants have consisted of stock options, which under our 2002 Incentive Plans consisted of non-qualified stock options, that is, options that do not qualify as incentive stock options under
Section 422 of the Internal Revenue Code of 1986, as amended.

All prior stock option awards to our executive officers and other employees have been granted with exercise prices equal to the market value of the underlying shares of common stock on the grant date, as determined by the Committee. All equity-based awards have been reflected in our consolidated financial statements, based upon the applicable accounting guidance. Effective July 3, 2005, we adopted the fair value recognition provisions of Statement of Accounting Standards ("SFAS") No. 123R, "Share-Based Payment," as interpreted by Financial Accounting Standards Board ("FASB") Staff Positions Nos. 123R-1, 123R-2, 123R-3, 123R-4, 123R-5 and 123R-6.

Our current incentive plans and the Fiscal 2008 Plan do not provide for awards of incentive stock options. The ordinary income recognized by our executive officers and other employees upon exercise of nonqualified stock options should be deductible for federal income tax purposes.

Historically, we have not granted any form of equity under our incentive plans other than stock options. The stock option awards have had no conditions to vesting other than the awardee's continued employment with us and the passage of time. Under the Fiscal 2008 Plan, we may grant non-qualified stock options, stock appreciation rights, restricted and unrestricted shares, performance-based nonqualified stock options and other stock-based awards.

We do not have any program, plan or practice that requires us to grant equity-based awards on specified dates, and we have not made grants of such awards that were timed to precede or follow the release or withholding of material non-public information. It is possible that we will establish programs or policies regarding the timing of equity-based awards in the future. Authority to make equity-based awards to executive officers rests with the Committee, which considers the recommendations of our CEO. As a NASDAQ-listed company, we are subject to NASDAQ listing standards that, in general, require shareholder approval of equity-based plans.

Clawback Policy

In accordance with Section 304 of the Sarbanes-Oxley Act of 2002, if we are required to restate our financial statements due to our material noncompliance with any financial reporting requirement under the federal securities laws, as a result of misconduct, our CEO and Principal Financial Officer are legally required to reimburse us for any bonus or other incentive-based or equity-based compensation he or they receive from us during the twelve-month period following the first public issuance or filing with the Commission of the financial document embodying such financial reporting requirement, as well as any profits they realize from the sale of our securities during this twelve-month period.

Severance and Change-in-Control Payments

Our Board believes that we should provide reasonable severance benefits to employees, recognizing that we must be competitive with our severance practices in order to attract and retain employees and that it may be difficult for the employees to find comparable employment within a short period of time. Our Board also believes it prudent that we should separate from terminated employees as soon as practicable. In many instances, therefore, the termination of a U.S. employee has been made effective immediately upon the communication of the termination rather than at the expiration of any minimum advance notice period. In such situations, we have continued to pay, on a post-termination basis, base salary compensation to the terminated employee under his or her employment agreement, if any, for the specified advance notice period. For employees of our offices and facilities outside the United States, local laws may mandate longer notice periods, during which our employees must remain in their positions, and require severance payments. None of our executive officers is subject to the laws of any jurisdiction other than the United States and the State of Florida.

Each of our executive officers' employment agreements provides for severance payments. See "Potential Payments upon Termination or Change in Control" below for a detailed discussion of each executive officer's severance arrangement. Our Board believes that these severance arrangements are a necessary recruitment and retention device, as most companies with which we compete for executive talent will have severance arrangements in place. Our severance and change-in-control arrangements are the direct result of specific negotiations between management and each individual executive officer. Any changes to our severance arrangements with our executive officers will result from specific negotiations and will result in amendments to their employment agreements.

Other than our CEO, none of our executive officers has change-in-control payment arrangements with the Company. Our employment agreement with Mr. Ira B. Lampert, as amended to date, contains termination provisions that are more complex than those in place for our other executive officers. The compensation due Mr. Lampert in the event of the termination of his employment agreement varies depending on the nature of the termination and, depending on the type and timing of the termination, provides for substantial compensation payments to Mr. Lampert. Mr. Lampert's employment agreement also provides for substantial payments to him in the event we undergo a change in control. For additional information regarding the termination and change in control provisions of Mr. Lampert's employment agreement, see "Supplemental Executive Retirement Plans for Named Executive Officers" and "Potential Payments upon Termination or Change in Control" in this proxy statement. The termination and change-in-control provisions of Mr. Lampert's employment agreement, which may be more favorable to him than those in effect for chief executive officers of companies currently comparable to us in terms of size, revenue, profitability and/or nature of business, are the result of our long-standing, contractual obligations to him negotiated with him several years ago.

Other Benefits

We believe that establishing competitive benefit packages for our employees is an important factor in attracting and retaining highly qualified personnel. Executive officers are eligible to participate in all of our employee benefit plans, such as medical, dental, vision, group life insurance, disability coverage and our 401(k) plan, in each case on the same basis as other full-time employees. In Fiscal 2007, in order to boost employee morale and retain our current employees, we provided a one-time matching contribution, the preponderance of which was funded by forfeitures of non-vested contributions made in prior years, to all our employees (including our executive officers) who participated in the 401(k) plan during Fiscal 2006. We do not currently provide a matching contribution under our 401(k) plan. All full-time employees are also entitled to vacation and other paid holidays. We believe that our commitment to provide the employee benefits described above shows our commitment to the health and well-being of our employees which in turn leads to a more productive and successful work life that will enhance results for us and our shareholders.

We provide to each of Messrs. Ira B. Lampert and Stampfli a term life insurance policy for such beneficiaries as he designates, and to each of Messrs. Ira B. Lampert and Stampfli additional long-term disability coverage. We may and have purchased key-man life insurance on the life of Mr. Ira B. Lampert, which we can use to satisfy our obligations under his employment agreement in the event of his death. We also pay the disability insurance policy premiums on behalf of Mr. Ira B. Lampert, which would reduce the amount of any payment we would owe him under his employment agreement if his employment with us is terminated due to disability. See "Potential Payments upon Termination or Change in Control" below for a detailed discussion of the termination payment that would be due to Mr. Lampert under the terms of his employment agreement in the event of disability.

Our officers and employees located in offices and facilities outside the United States may have somewhat different employee benefit plans than those we offer domestically, typically based on certain legal requirements in such foreign jurisdictions.

Perquisites

We provide our executive officers with perquisites that further their ability to develop and promote our business interests and reflect competitive practices at similarly situated companies. Currently, our perquisites include an automobile allowance for each executive officer. Our CEO receives additional perquisites in accordance with his employment terms, including: (i) expenses related to his automobile allowance; (ii) partial housing costs; (iii) reimbursement of certain taxes; (iv) payment of life insurance (which we also pay on behalf of Messrs. Angeli and Stampfli) and disability insurance premiums (which we also pay on behalf of Mr. Stampfli); and (v) reimbursement of a portion of his country club dues. The types and amounts of perquisites awarded to the executive officers result  from  negotiations  between  us  and  the  executive  officers  and  are memorialized in their employment agreements. Additionally, the executive officers are eligible to participate in the Flexible Perquisite Spending Account Program for Corporate Officers that was first effective for the fiscal year ended June 29, 2002 (the "Flexible Perquisite Program"), pursuant to which each executive officer would be allocated up to $10,000 for certain qualifying personal expenses, such as income tax preparation, estate planning expenses, airline and health/fitness club memberships and other miscellaneous expenses approved by our CEO at his discretion. Since Fiscal 2005, no employee, including the executive officers, has participated in the Flexible Perquisite Program.

Section 162(m) of the Internal Revenue Code

Section 162(m) of the Internal Revenue Code generally does not allow a deduction for annual compensation in excess of $1,000,000 paid to our executive officers. This limitation on deductibility does not apply to certain compensation, including compensation that is payable solely on account of the attainment of one or more performance goals. Our policy is generally to preserve the federal income tax deductibility of compensation and to qualify eligible compensation for the performance-based exception in order for compensation not to be subject to the limitation on deductibility imposed by Section 162(m) of the Internal Revenue Code. We may, however, approve compensation that may not be deductible if we determine that the compensation is in our best interests as well as the best interests of our shareholders.

Compensation Committee Report

The Compensation and Stock Option Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with management. Based on its review and discussions with management with respect to the Compensation Discussion and Analysis, the Compensation and Stock Option Committee recommended to the Board that the

Compensation  Discussion  and  Analysis be included in this proxy  statement  on
Schedule 14A for filing with the Commission.

      Compensation and Stock Option Committee

      William J. O'Neill, Jr., Chairman
      Ronald S. Cooper

      October 29, 2008

The compensation committee report above shall not be deemed to be "soliciting material" or to be "filed" with the Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended, except to the extent that we specifically incorporate it by reference into such filing.

Compensation Committee Interlocks and Insider Participation

The membership of the Compensation and Stock Option Committee during Fiscal 2008 consisted of Messrs. O'Neill and Cooper. No member of the Compensation and Stock Option Committee is now or ever was an officer or an employee of ours or any of our subsidiaries. None of our executive officers serves as a member of the compensation committee or as a director of any entity one or more of whose executive officers serves as a member of our Board or our Compensation and Stock Option Committee. There were no compensation committee interlocks during Fiscal 2008.

Executive Compensation

Summary Compensation Table

The following table sets forth information regarding compensation earned in or with respect to Fiscal 2008 by:

      o     The person who served as our Chief  Executive  Officer during Fiscal
            2008;

      o The person who served as our Principal Financial Officer during Fiscal 2008; and

      Our three most highly compensated executive officers, other than our Chief Executive Officer and our Principal Financial Officer, each of whom earned in excess of $100,000 for Fiscal 2008. In this section, we refer to these officers collectively as our named executive officers.

                           SUMMARY COMPENSATION TABLE

                                                                           Option      All Other
                                                               Salary      Awards     Compensation     Total
Name and Principal Position                          Year       ($)       ($)(10)         ($)           ($)
----------------------------------                  ------   ---------   ---------    ------------   ---------
Ira B. Lampert,                                      2008     900,000        --       546,044 (1)    1,446,044
   Chairman, Chief                                   2007     900,000        --       334,792 (2)    1,234,792
   Executive Officer
   and President

Blaine A. Robinson,                                  2008     220,000        --         9,000 (3)      229,000
   Vice President - Finance,                         2007     217,500        --        12,919 (4)      230,419
   Treasurer and Assistant
   Secretary

Gerald J. Angeli,                                    2008     275,000        --       319,865 (5)      594,865
   Senior Vice President, Director                   2007     262,500        --        12,550 (6)      275,050
   of Operations and Assistant
   Secretary (former officer)

Urs W. Stampfli,                                     2008     275,000        --        18,416 (7)      293,416
   Senior Vice President and                         2007     262,500        --        22,616 (8)      285,116
   Director of Global
   Sales & Marketing

Scott L. Lampert,                                    2008     220,000        --         9,000 (3)      229,000
   Vice President,                                   2007     217,500      1,334       12,664 (9)      231,498
   General Counsel and
   Secretary

----------
(1) Represents (a) automobile allowance and costs of $35,844; (b) partial housing costs of $48,000; (c) reimbursement of certain taxes of $60,798 and a portion of country club dues of $8,984; (d) our payment of life and disability insurance premiums on behalf of Mr. Lampert of $48,184; (e) $229,234, which was the fair market value of 66,202 shares of our common stock delivered to Mr. Lampert on July 2, 2007, the delivery of which he had elected to defer for two years under the terms of our Deferred Delivery Plan; and (f) $45,000 of accrued but unused vacation time.

(2) Represents (a) automobile allowance and costs of $30,534; (b) partial housing costs of $48,000; (c) reimbursement of certain taxes of $58,323 and a portion of country club dues of $4,198; (d) a one-time contribution to our 401(k) Plan on behalf of Mr. Lampert of $3,750; (e) our payment of life and disability insurance premiums on behalf of Mr. Lampert of $41,527; (f) $79,229, which was the fair market value of 35,609 shares of our common stock delivered to Mr. Lampert on August 9, 2006, the delivery of which he had elected to defer for two years under the terms of our Deferred Delivery Plan; and (g) $69,231 of accrued but unused vacation time.

(3)   Represents automobile allowance of $9,000.

(4)   Represents  (a)  automobile   allowance  of  $9,000  and  (b)  a  one-time
      contribution to our 401(k) Plan on behalf of Mr. Robinson of $3,919.

(5) Represents (a) automobile allowance of $12,000, (b) payment of life insurance premium of $550, (c) $10,315 of accrued but unused vacation payout and (d) $297,000 of accrued but unpaid severance payout. On June 24, 2008, the Terms of Employment between us and Gerald J. Angeli was terminated without cause effective July 1, 2008.

(6) Represents (a) automobile allowance of $12,000 and (b) payment of life insurance premium of $550.

(7) Represents (a) automobile allowance of $12,000 and (b) our payment of life and disability insurance premiums on behalf of Mr. Stampfli of $6,416.

(8) Represents (a) automobile allowance of $12,000; (b) our payment of life and disability insurance premiums on behalf of Mr. Stampfli of $6,416; and
      (c) a one-time contribution to our 401(k) Plan on behalf of Mr. Stampfli of $4,200.

(9)   Represents  (a)  automobile   allowance  of  $9,000  and  (b)  a  one-time
      contribution to our 401(k) Plan on behalf of Mr. Scott Lampert of $3,664.

(10) Reflects the dollar amount recognized for financial statement reporting purposes in accordance with FAS 123R with respect to fiscal 2007 for options granted in prior years to the extent an annual installment or installments vested during fiscal 2007. These amounts reflect our accounting expense for these awards and do not correspond to the actual value that may be recognized by the named executive officers. Please refer to note 11 to the financial statements in our Annual Report in Form 10-K for the fiscal year ended June 30, 2007. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

Grants of Plan-Based Awards

No grant of an equity or non-equity award was made to any of our named executive officers during Fiscal 2008 under any plan.

               Narrative Disclosure to Summary Compensation Table

Executive Employment Arrangements

Ira B. Lampert

Effective as of July 1, 2005, the employment agreement dated as of May 1, 1997 between us and Mr. Lampert was amended to provide a four-year term that expires on July 1, 2009 and, in accordance with Mr. Lampert's proposal, to end our obligation to make a $500,000 annual contribution to a SERP adopted for Mr. Lampert's benefit. The agreement provides for an annual base salary of $900,000.

Mr. Lampert's employment agreement entitles him to participate generally in all pension, retirement, insurance, savings, welfare and other employee benefit plans and arrangements and fringe benefits and perquisites maintained by us from time to time for senior executives of a comparable level. In addition to any life and disability insurance provided pursuant to one of our plans, Mr.
Lampert's employment agreement requires us to provide long-term disability coverage with a $352,000 annual benefit and a $1,000,000 lump-sum payment to be credited against the amount of base salary due to Mr. Lampert under the terms of his employment agreement in the event that Mr. Lampert's employment with us is terminated due to his disability and term life insurance, for such beneficiaries as are designated by Mr. Lampert, of $5 million face value. Notwithstanding the terms of Mr. Lampert's employment agreement, it is Mr. Lampert's and our understanding that the foregoing $1,000,000 lump-sum payment will not be provided to Mr. Lampert and that the amount of the base salary payable to Mr. Lampert if his employment with us is terminated due to his disability will be payable in accordance with our regular payroll practices and will be reduced by disability benefits, currently payable at the rate of $600,000 per annum, under disability insurance policies that we provide for his benefit. In addition, we may purchase key-man life insurance on the life of Mr. Lampert, which may be used to satisfy our obligations under Mr. Lampert's employment agreement in the event of his death. We currently maintain $5 million in key-man life insurance on the life of Mr. Lampert.

Pursuant to Mr. Lampert's employment agreement, we adopted a SERP for his benefit. A specified amount, most recently $350,000, was credited to Mr. Lampert's SERP account each year. These yearly credits were 100% vested and not subject to forfeiture. Mr. Lampert voluntarily reduced the amount of the credit made in January 2005 from $500,000 to $350,000. Effective as of July 1, 2005, Mr. Lampert voluntarily released us from our obligation to make a $500,000 annual contribution to his SERP. However, if control of the Company changes and Mr. Lampert remains employed by us thereafter, we will be obligated to pay Mr. Lampert $500,000 within 30 days after the date of the change in control and annually during the remaining term of his employment with us on the first business day of each calendar year following the change in control.

Beginning in fiscal 2000, as a result of the deferral of certain incentive compensation awards, additional credits were made to Mr. Lampert's SERP for, among other things, the LTCIP award (described below under "Deferred Long-Term Compensation"). In August 2007, the remaining vested account balance in Mr. Lampert's SERP was distributed to him, following which Mr. Lampert had no undistributed nonqualified deferred compensation.

Blaine A. Robinson

Mr. Robinson's employment agreement, as amended to date, provides for (i) an annual base salary of $210,000 effective April 1, 2006 and an increase from $210,000 to $220,000, which was effective October 1, 2006 upon Mr. Robinson's satisfaction of certain performance objectives mutually agreed upon by our CEO and Mr. Robinson; (ii) an annual automobile allowance of $9,000; and (iii) automatic renewals of Mr. Robinson's employment with us until terminated either by us for "cause" (as defined in the agreement) or at any time by either party for any reason or no reason with 30 days' prior written notice to the other party. Mr. Robinson's employment agreement entitles him to participate generally in all pension, retirement, insurance, savings, welfare and other employee benefit plans and arrangements and fringe benefits and perquisites maintained by us from time to time for senior executives of a comparable level.

Gerald J. Angeli

Mr. Angeli's employment agreement, which was terminated effective July 1, 2008, provided for an annual base salary of $275,000 effective January 1, 2007 and an annual automobile allowance of $12,000. Mr. Angeli's employment agreement had an initial three-year term beginning January 1, 2003 and renewed annually on January 1 unless sooner terminated by us for "cause" (as defined in the agreement) or by either party for any reason or no reason with three months' prior written notice to the other party. Mr. Angeli's employment agreement entitled him to participate generally in all pension, retirement, insurance, savings, welfare and other employee benefit plans and arrangements and fringe benefits and perquisites maintained by us from time to time for senior executives of a comparable level.

Mr. Angeli received two grants of deferred compensation in 2001 and 2004, which are described under "Supplemental Executive Retirement Plans for Named Executive Officers" below. In December 2005, the vested account balance in Mr. Angeli's SERP, consisting of the principal and accumulated interest of the deferred compensation in the form of non-elective deferrals, was distributed to Mr. Angeli pursuant to elections that he made in November 2005. Additional installments that vested during Fiscal 2007, consisting of the principal and accumulated interest, were distributed to Mr. Angeli during Fiscal 2007. In accordance with Mr. Angeli's election in November 2005, the remaining unvested funds in Mr. Angeli's SERP, which consisted of principal and accumulated interest in an amount of $26,655 at June 30, 2007, was distributed to him immediately as each installment vested until July 1, 2008 when Mr. Angeli's employment with us was terminated and Mr. Angeli forfeited the balance of the remaining funds. See "Nonqualified Deferred Compensation" below.

Urs W. Stampfli

Mr. Stampfli's employment agreement, as amended to date, provides for an annual base salary of $275,000 effective January 1, 2007 and an annual automobile allowance of $12,000. Mr. Stampfli's employment agreement will expire on January 1, 2009 unless sooner terminated by us for "cause" (as defined in the agreement) or by either party with 30 days' prior written notice to the other party. Mr. Stampfli's employment agreement entitles him to participate generally in all pension, retirement, insurance, savings, welfare and other employee benefit plans and arrangements and fringe benefits and perquisites maintained by us from time to time for senior executives of a comparable level.

A credit was made to Mr. Stampfli's SERP for the LTCIP award (described below under "Deferred Long-Term Compensation"). In December 2005, the vested account balance in his SERP, consisting of the principal and accumulated interest of the first two installments of the LTCIP award, was distributed to Mr. Stampfli pursuant to elections that he made in November 2005. The third installment, consisting of the principal and accumulated interest on the third and final installment of the LTCIP award in an amount of $94,795, was distributed to Mr. Stampfli in August 2006. Following this distribution, Mr. Stampfli had no undistributed nonqualified deferred compensation. See "Nonqualified Deferred Compensation" below.

Scott L. Lampert

Mr. Scott Lampert's employment agreement, as amended to date, provides for (i) an annual base salary of $210,000 effective April 1, 2006 and an increase from $210,000 to $220,000, which was effective October 1, 2006 upon Mr. Lampert's satisfaction of certain performance objectives mutually agreed upon by our CEO and Mr. Lampert; (ii) an annual automobile allowance of $9,000; and (iii) automatic annual renewals of Mr. Lampert's employment with us until terminated either by us for "cause" (as defined in the agreement) or at any time by either party for any reason or no reason with 30 days' prior written notice to the other party. Mr. Lampert's employment agreement entitles him to participate generally in all pension, retirement, insurance, savings, welfare and other employee benefit plans and arrangements and fringe benefits and perquisites maintained by us from time to time for senior executives of a comparable level.

Supplemental Executive Retirement Plans for Named Executive Officers

Pursuant to Mr. Ira Lampert's employment agreement, we adopted a SERP for his benefit. A specified amount of deferred compensation, which was $500,000 through June 30, 2005, was credited to his SERP account each year. These yearly credits were 100% vested and not subject to forfeiture. As a result of the Company's poor financial performance, Mr. Lampert voluntarily reduced the amount of the credit that was made in January 2005 from $500,000 to $350,000. Effective as of July 1, 2005, we were no longer obligated to make $500,000 annual contributions to Mr. Lampert's SERP. However, if a change of control of the Company occurs and Mr. Lampert remains employed by us thereafter, we will be obligated to pay Mr. Lampert $500,000 within 30 days after the date of the change of control and annually during the remaining term of his employment on the first business day of each calendar year following the change of control. A "change of control" under Mr. Lampert's employment agreement includes shareholders approval of a dissolution and plan of liquidation. In the event the shareholders approve the proposed dissolution and plan of liquidation, Mr. Lampert would be entitled to a $500,000 payment within days after the shareholders' approval and would also be entitled to an additional $500,000 payment on the first business day of each calendar year following the shareholders' approval, provided Mr. Lampert remains employed by us. Mr. Lampert has waived any entitlement to any such payment beyond the initial $500,000 payment. We also approved a one-time grant of deferred compensation to Mr. Lampert in the amount of $1,549,998 which vested in three equal annual installments on January 1, 2001, January 1, 2002, and January 1, 2003, and Mr. Lampert's SERP was amended to include appropriate terms to govern this one-time grant of deferred compensation.

Effective as of April 19, 2000, we adopted a SERP for Mr. Stampfli's benefit in connection with a one-time grant of deferred compensation of $110,000 to him, which vested in three equal annual installments on January 1, 2001, January 1, 2002 and January 1, 2003.

In connection with a one-time grant of $115,000 in deferred compensation to Gerald J. Angeli, we adopted a SERP for his benefit as of July 31, 2001. Pursuant to Mr. Angeli's SERP, the grant vested, so long as Mr. Angeli continued to be employed by us, in five annual installments on June 11, 2002, 2003, 2004, 2005 and 2006. As of March 22, 2004, Mr. Angeli's SERP was amended pursuant to an amendment to his employment agreement granting him an additional amount of $50,000 in deferred compensation. The additional grant vested and would continue to vest, so long as Mr. Angeli continued to be employed by us, in five equal annual installment of $10,000 each on March 22, 2005, 2006, 2007, 2008 and 2009.
As Mr. Angeli's employment with us was terminated effective July 1, 2008, Mr. Angeli forfeited the balance of this additional grant that had not vested as of the termination date.

Each time we credited an executive's account under a SERP agreement, we simultaneously contributed an equal amount to a trust established for the purpose of accumulating funds to satisfy the obligations incurred by us pursuant to the SERP. In addition, each account under a SERP agreement was subject to adjustment for income, expenses, gains or losses sustained as a result of investment of the SERP funds as directed by the executive (or an investment manager chosen by the executive) in his sole discretion, except that we directed the investment, in accordance with our Cash Investment Policy, which sets forth the Board's guidelines for the investment of Company cash, of any unvested balances in an account established as a result of the deferred LTCIP award to Mr. Lampert. See "Deferred Long-Term Compensation" below for information regarding SERP elections made by Messrs. Lampert, Angeli and Stampfli, pursuant to which we made distributions to them from their respective SERPs during Fiscal 2008.

Although the SERP agreements for Messrs. Lampert, Stampfli and Angeli have not been terminated, each SERP participant elected to terminate his participation in his SERP as a result of the adoption of Section 409A under the Internal Revenue Code. Any remaining balances as of December 31, 2005 were distributed (or will be distributed immediately upon vesting) to the SERP participants, and no elective or non-elective contributions have been made to any of the SERPs since
Section 409A was adopted.

Deferred Long-Term Compensation

As of August 6, 2003, Messrs. Ira B. Lampert and Stampfli were awarded $670,474 and $274,021, respectively, of deferred compensation under the 2002 LTCIP with respect to the fiscal 2002-2003 performance period, the distribution of which was contingent on their continued employment with us.

The LTCIP award to Mr. Stampfli vested, so long as he continued to be employed by us, in three equal annual installments on August 6, 2004, 2005 and 2006, or immediately upon: (i) a change of control of the Company; or (ii) his death or disability.

Mr. Lampert voluntarily agreed to delay the vesting of his LTCIP award by one year, and it vested in three equal installments beginning on August 6, 2005, 2006 and 2007, instead of August 6, 2004, 2005 and 2006. Otherwise, the LTCIP award granted to Mr. Lampert had substantially the same terms and conditions as the award granted to Mr. Stampfli, except that, in addition to the events that would have accelerated the vesting of Mr. Stampfli's award, Mr. Lampert's award provides for immediate vesting in the event of termination without cause, a constructive termination of employment without cause or the non-renewal of his employment agreement.

Mr. Lampert's SERP and Mr. Stampfli's SERP were amended to include appropriate terms to govern the LTCIP awards. We contributed the foregoing amounts to trusts established for the purpose of holding funds to satisfy our obligations under the LTCIP awards.

Management Equity Provisions of 1993 Incentive Plan

In August 1995, the Committee approved stock purchase awards under the Management Equity Provisions ("MEP") of our 1993 Incentive Plan. We received commitments for the purchase of 888,000 shares (the "Purchased Shares"). Each purchaser was also granted the right to receive a contingent restricted stock award covering a number of shares equal to the number of shares he had purchased based upon attainment of increases in shareholder value in accordance with the plan.

In November 1995, each then participating member of the MEP group entered into a Voting Agreement pursuant to which each member agreed to vote all of his Purchased Shares and contingent restricted stock awarded pursuant to the MEP in accordance with the determination of the holder of a majority of all of the Purchased Shares and contingent restricted stock held by the purchasers. To effect the foregoing, each of the members delivered an irrevocable proxy to Mr. Ira B. Lampert. In February 1997, the Voting Agreement and the irrevocable proxies were amended and restated to govern the options to purchase shares of our common stock ("Option Shares") awarded to the then members of the MEP group in December 1996 in lieu of the contingent restricted stock.

During Fiscal 2006, the MEP group  consisted of Mr. Ira B. Lampert and Mr. Keith
L. Lampert, our former Executive Vice President and Chief Operating Officer. The MEP was terminated on November 16, 2006 and Mr. Ira B. Lampert relinquished the voting proxy he held to vote the 21,000 Purchased Shares held by Mr. Keith Lampert. In April 2007, Mr. Ira B. Lampert purchased the 21,000 Purchased Shares from Mr. Keith Lampert in a private transaction.

Outstanding Equity Awards at 2008 Fiscal Year-End

The following table provides information at June 28, 2008 regarding unexercised stock options that we granted to each of our named executive officers.

                Outstanding Equity Awards at 2008 Fiscal Year-End

                              Number of      Number of
                             Securities     Securities
                             Underlying     Underlying
                             Unexercised    Unexercised
                               Options        Options       Option
                                 (#)            (#)        Exercise     Option
                             -----------   -------------    Price     Expiration
Name                         Exercisable   Unexercisable     ($)         Date
---------                    -----------   -------------   --------   ----------
Ira B. Lampert                 52,600           --           29.85    4/23/2010
Blaine A. Robinson              3,000           --           27.75    2/10/2013
                                  600         400(1)          8.80    9/21/2014
Gerald J. Angeli               13,500           --           29.85    4/16/2010
Mrs. W Stampfli                 3,733           --           29.85    4/23/2010
Scott L. Lampert                1,800           --           13.83    6/13/2009
                                  900           --           29.85    9/06/2010
                                  600           --           27.50    9/16/2011
                                  160         240(2)          5.70    3/29/2016

----------
(1) These stock options vest in five equal annual installments, with the first installment having vested on August 13, 2005.

(2) These stock options vest in five equal annual installments, with the first installment having vested on August 1, 2006.

Option Exercises and Stock Vested during Fiscal 2008

In Fiscal 2008, none of our named executive officers exercised any Company stock options or similar awards nor did any stock awards vest.

Pension Benefits

None of our named executive officers is covered by a pension plan or other similar benefit plan that provides for payments or other benefits at, following or in connection with retirement, except for the SERPs, which constitute nonqualified defined contribution plans. The earnings and distributions related to the SERPs during Fiscal 2008 are disclosed below under "Nonqualified Deferred Compensation."

Nonqualified Deferred Compensation

The table below provides information about nonqualified deferred compensation arrangements with our named executive officers. Please refer to the Narrative Disclosure to Summary Compensation Table - Supplemental Executive Retirement Plans for Named Executive Officers, for a discussion of the SERP accounts of our named executive officers.

           Nonqualified Deferred Compensation at 2008 Fiscal Year-End

                                               Aggregate         Aggregate        Aggregate
                                              Earnings in       Withdrawals/   Balance at Last
                                            Last Fiscal Year   Distributions   Fiscal Year End
                                               ($)(1)(2)            ($)              ($)
                                            ----------------   -------------   ---------------
Ira B. Lampert                                   1,209           247,918(3)            --
Blaine A. Robinson                                  --                --               --
Gerald J. Angeli                                    --            12,636(4)        12,053
Urs W. Stampfli                                     --                --               --
Scott L. Lampert                                    --                --               --

----------
(1) Amounts reflected in this column were not reported as compensation to the named executive officers in our summary compensation table for Fiscal year 2008.

(2) Earnings on nonqualified compensation disclosed in this table are based on the rate of return of the investment options selected by the named executive officer, except that the Company directed the investment of any unvested balances in an account established as a result of the 2002 LTCIP award to Mr. Ira Lampert in accordance with its cash investment policy.

(3) Represents distributions of the principal that vested during Fiscal 2008 and accumulated interest under awards approved on August 6, 2003 under the 2002 LTCIP in effect for the performance period comprising fiscal years 2002 and 2003. The 2002 LTCIP awards made to Messrs. Lampert and Stampfli for this performance period were in the form of contingent non-elective deferred compensation to be earned over three years and governed by terms and conditions of their respective SERPs. See Executive Employment Arrangements, "Deferred Long-Term Compensation," above.

(4) Represents distributions from Mr. Angeli's SERP of the principal that vested during Fiscal 2008 and accumulated interest thereon in connection with deferrals of Mr. Angeli's salary.

Potential Payments upon Termination or Change in Control

Ira B. Lampert

The compensation due Mr. Lampert in the event of the termination of his employment agreement with us varies depending on the nature of the termination.

Termination upon Death or Disability. Mr. Lampert's employment agreement provides that if his employment with us is terminated by reason of death or disability, Mr. Lampert or his legal representative would be entitled to receive, in addition to accrued compensation (including, without limitation, any earned but unpaid bonus or long-term incentive awards, any amount of base salary accrued or earned but unpaid, any deferred compensation earned but unpaid, any accrued but unused vacation pay and unreimbursed business expenses (the "Accrued Amounts")), his base salary for the scheduled balance of the term (payable in the case of death in a lump sum), a prorated bonus for the year in which the death or disability occurred, and any other or additional benefits owed to Mr. Lampert under our then applicable employee benefit plans or policies, subject in the case of disability to offset against the base salary payment by the amount of any disability benefits provided to him by us or under any disability insurance that we provide or pay for.

Under Mr. Lampert's employment agreement, "disability" is defined as his inability, due to physical or mental incapacity, to substantially perform his duties and responsibilities under the employment agreement for a period of 180 consecutive days or for 180 days during a 365-day period.

If we had terminated Mr. Lampert's employment with us by reason of death on June 28, 2008, Mr. Lampert's legal representative would have received from us a lump-sum payment in the approximate amount of $983,000.

If we had terminated Mr. Lampert's employment with us due to disability on June 28, 2008, Mr. Lampert would have received from us over the balance of his employment term payments in accordance with our regular payroll practices in the approximate amount of $383,000.

Termination for Cause or Resignation. If we terminate Mr. Lampert's employment for cause, or he voluntarily resigns, he will only receive the Accrued Amounts and benefits provided in benefit plans. Under Mr. Lampert's employment agreement, "cause" is defined as: (i) Mr. Lampert is convicted of a crime involving moral turpitude (excluding offenses such as driving while intoxicated); or (ii) Mr. Lampert (A) perpetrates a fraud upon the Company or
(B) materially breaches his employment agreement which causes, in the case of clause (B), material economic harm to the Company.

If we had terminated Mr. Lampert's employment for cause or he resigned voluntarily on June 28, 2008, Mr. Lampert would have received from us a lump-sum payment in the approximate amount of $83,000.

Termination or Constructive Termination without Cause. If we terminate Mr. Lampert's employment with us without cause or if there is a constructive termination without cause, Mr. Lampert would be entitled to receive the Accrued Amounts, his base salary and continuation of his benefits (or the economic equivalent of such benefits), the additional life and disability insurance and certain perquisites for the scheduled balance of the term and for an additional 12 months thereafter, and a prorated bonus for the year in which the termination occurred.

Under the terms of Mr. Lampert's employment agreement, "constructive termination without cause" is defined as a termination of Mr. Lampert's employment at his initiative following the occurrence, without his prior written consent, of one or more of the following events (except in consequence of a prior termination):
(i) a reduction in or elimination of (A) Mr. Lampert's then current annual base salary, (B) his bonus opportunity for which he is eligible, or (C) his opportunity for any long-term incentive award for which he is eligible under his employment agreement or the termination or material reduction of any employee benefit or perquisite he enjoys; (ii) the failure to elect or reelect Mr. Lampert to any of the positions described in the employment agreement or his removal, without cause, from any such position; (iii) a material diminution in Mr. Lampert's duties as our Chairman and CEO or the assignment to Mr. Lampert of duties which are materially inconsistent with such duties or which materially impair Mr.

Lampert's ability to function as our Chairman and CEO; (iv) the failure to continue Mr. Lampert's participation in any incentive compensation plan for which he is eligible unless a plan providing a substantially similar opportunity is substituted; (v) the relocation of our principal office, or Mr. Lampert's own office location as assigned to him by us, to a location more than 50 miles from Hollywood, Florida; or (vi) our failure to obtain the assumption in writing of our obligation to perform the employment agreement by any successor to all or substantially all of our assets within 45 days after the merger, consolidation, sale or similar transaction resulting in such succession, provided that Mr. Lampert may not treat such failure as a constructive termination without cause unless such failure is not cured within 10 days after receipt of notice thereof by such successor from Mr. Lampert.

The relocation of our principal office from New Jersey to Florida resulted in an amendment to Mr. Lampert's employment agreement dated August 25, 1998 that provided him with relocation expenses estimated to be $15,000 and continuation of the partial reimbursement of his housing costs of $4,000 per month.

If we had terminated Mr. Lampert's employment with us without cause or if there had been a constructive termination without cause on June 28, 2008, Mr. Lampert would have received payments in accordance with our regular payroll practices in the approximate amount of $2,219,000, payable for the scheduled balance of his employment term and for an additional 12 months thereafter.

Termination following a Change in Control. Under the terms of Mr. Lampert's employment agreement, a "change in control" is defined as the occurrence of any one of the following events: (i) any "person," as such term is used in Sections 3(a)(9) and 13(d) of the Exchange Act (other than Mr. Lampert), becomes a "beneficial owner," as such term is used in Rule 13d-3 promulgated under the Exchange Act, of 25% or more of our voting shares; (ii) the majority of our Board consists of individuals other than "incumbent directors," which term means the members of the Board on the date of Mr. Lampert's employment agreement; provided that any person becoming a director subsequent to such date whose election or nomination for election was supported by two-thirds of the directors who then comprised the "incumbent directors" will be considered to be an "incumbent director"; (iii) we adopt any plan of liquidation providing for the distribution of all or substantially all of our assets; (iv) all or substantially all of the assets of our business are disposed of pursuant to a merger, consolidation or other transaction (unless our shareholders immediately prior to such merger, consolidation or other transaction beneficially own, directly or indirectly, in substantially the same proportion as they owned our voting shares, the voting shares or other ownership interests of the entity or entities, if any, that succeed to our business); or (v) we combine with another company and we are the surviving corporation but, immediately after the combination, our shareholders immediately prior to the combination hold, directly or indirectly, 50% or less of the voting shares of the combined company (there being excluded from the number of shares held by such shareholders, but not from the voting shares of the combined company, any shares received by affiliates of the other company in exchange for stock of such other company).

If a termination without cause or constructive termination followed a change in control of the Company, Mr. Lampert would be entitled to receive the salary continuation benefit as a lump-sum payment without any discount. In addition, subject to limited exceptions, any benefits, including options, in which he is not at such time fully vested would become fully vested and any options would remain exercisable for the full stated term of the option. If the severance payments to Mr. Lampert under his employment agreement follow a change in control and, together with other amounts paid to Mr. Lampert, exceed certain threshold amounts and are determined to constitute a parachute payment (as defined in Section 280G(b)(2) of the Internal Revenue Code), Mr. Lampert is to receive an additional amount to cover the federal excise tax with respect thereto on a "grossed up" basis.

Under the terms of Mr. Lampert's employment agreement, as amended to date, if a change in control of the Company occurs and Mr. Lampert remains employed by us thereafter, we will be obligated to pay Mr. Lampert $500,000 within 30 days after the date of the change in control and annually during the remaining term of his employment with us on the first business day of each calendar year following the change of control. In the event the shareholders approve the proposed dissolution and plan of liquidation, Mr. Lampert would be entitled to a $500,000 payment within days after the shareholders' approval and would also be entitled to an additional $500,000 payment on the first business day of each calendar year following the shareholders' approval, provided Mr. Lampert remains employed by us. Mr. Lampert has waived any entitlement to any such payment beyond the initial $500,000 payment.

If a change in control had occurred on June 28, 2008 that resulted in the termination of Mr. Lampert's employment with us, he would have received a lump-sum payment in the approximate amount of $2,219,000.

Blaine A. Robinson

Mr. Robinson's employment agreement, as amended to date, can be terminated by him or by us for any reason or no reason upon providing 30 days written notice to the other party. The agreement provides that if the termination by us for any reason other than cause or no reason is effective before such notice period expires, we are required to pay Mr. Robinson his base salary and car allowance for the remainder of the notice period. Additionally, if we terminate Mr. Robinson for any reason other than cause or for no reason, Mr. Robinson is entitled to receive (i) up to 12 months' base salary and car allowance, with the combination of notice and severance payments not to exceed 12 months' base salary and car allowance, and (ii) reimbursement of premiums paid by Mr. Robinson for medical, dental and vision insurance coverages during the 12 month post-employment period. "Cause" is defined as: (i) continued failure to obey reasonable instructions of the person(s) to whom Mr. Robinson reports; (ii) continued neglect of duties and responsibilities; (iii) willful misconduct; (iv) fraud or dishonesty; (v) any action in bad faith that is to our detriment and/or the detriment of any of our subsidiaries or affiliates; or (vi) failure to comply with any of the non-compete provisions or our Code of Conduct annexed as exhibits to the employment agreement. If Mr. Robinson's employment terminates for any reason at all, voluntarily or involuntarily, benefits provided to him will terminate as of the last day of employment, unless otherwise specified in any employee benefit plan or unless otherwise required by law.

If we had terminated Mr. Robinson's employment on June 28, 2008, he would have received payments in accordance with our regular payroll practices in the amount of $244,000.

Gerald J. Angeli

Mr. Angeli's employment agreement can be terminated by him or by us for any reason or no reason upon providing three months' written notice to the other party. The agreement provides that if the termination is effective before such notice period expires, we are required to pay Mr. Angeli his base salary and automobile allowance for the remainder of the notice period. As consideration for the non-competition covenants set forth in his employment agreement, Mr. Angeli will receive (i) up to 12 months' base salary and automobile allowance, payable in accordance with our regular payroll practices, with the combination of notice and non-compete payments not to exceed 12 months' base salary and automobile allowance, and (ii) reimbursement of premiums paid by Mr. Robinson for medical, dental and vision insurance coverages during the 12 month post-employment period.

On June 24, 2008, we provided Mr. Angeli notice of the termination of his employment agreement effective July 1, 2008 and he will therefore receive payments in accordance with our regular payroll practices totaling approximately $297,000.

If Mr. Angeli's employment terminated for cause, he was not entitled to receive any severance payment. Under the terms of Mr. Angeli's employment agreement, "cause" is defined as: (i) continued failure to obey reasonable instructions of the person(s) to whom Mr. Angeli reports; (ii) continued neglect of duties and responsibilities; (iii) willful misconduct; (iv) fraud or dishonesty; (v) any action in bad faith that is to our detriment and/or the detriment of any of our subsidiaries or affiliates; or (vi) failure to comply with any of the non-compete provisions or our Code of Conduct annexed as exhibits to the employment agreement.

Urs W. Stampfli

Under the terms of Mr. Stampfli's employment agreement, if we terminate his employment at any time without cause, or if Mr. Stampfli terminates his employment during or after the stated term of his employment agreement
(currently to expire on January 1, 2009), he is entitled to (i) severance payments equal to 12 months consisting of his then base salary and car allowance and (ii) reimbursement of premiums paid by Mr. Stampfli for medical, dental and vision insurance coverages during the 12 month post-employment period. "Cause" is defined under Mr. Stampfli's employment agreement as: (i) continued failure to obey reasonable instructions of the person(s) to whom Mr. Stampfli reports;
(ii) continued neglect of duties and responsibilities; (iii) willful misconduct;
(iv) fraud or dishonesty; (v) any action in bad faith which is to our detriment and/or the detriment of any of our subsidiaries or affiliates; or (vi) failure to comply with any of the non-compete provisions or our Code of Conduct annexed as exhibits to the employment agreement.

If we had terminated Mr. Stampfli's employment without cause on June 28, 2008, he would have received payments in accordance with our regular payroll practices totaling $296,000.

Scott L. Lampert

Mr. Scott Lampert's employment agreement, as amended to date, can be terminated by him or by us for any reason or no reason upon providing 30 days written notice to the other party. The agreement provides that if the termination by us for any reason other than cause or no reason is effective before such notice period expires, we are required to pay Mr. Scott Lampert his base salary and car allowance for the remainder of the notice period. Additionally, if we terminate Mr. Scott Lampert for any reason other than cause or for no reason, Mr. Scott Lampert is entitled to receive (i) up to 12 months' base salary and car allowance, with the combination of notice and severance payments not to exceed 12 months' base salary and car allowance, and (ii) reimbursement of premiums paid by Mr. Scott Lampert for medical, dental and vision insurance coverages during the 12 month post-employment period. "Cause" is defined as: (i) continued failure to obey reasonable instructions of the person(s) to whom Mr. Scott Lampert reports; (ii) continued neglect of duties and responsibilities; (iii) willful misconduct; (iv) fraud or dishonesty; (v) any action in bad faith which is to our detriment and/or the detriment of any of our subsidiaries or affiliates; or (vi) failure to comply with any of the non-compete provisions or our Code of Conduct annexed as exhibits to the employment agreement. If Mr. Scott Lampert's employment terminates for any reason at all, voluntarily or involuntarily, benefits provided to him will terminate as of the last day of employment, unless otherwise specified in any employee benefit plan or unless otherwise required by law.

If we had terminated Mr. Scott Lampert's employment on June 28, 2008 without cause, he would have received payments in accordance with our regular payroll practices in the amount of $239,000.

Compensation of Directors

The following table sets forth certain information regarding the compensation of our directors during Fiscal 2008 (other than Ira B. Lampert, who is omitted from the table as his compensation information is provided in the summary compensation table and he does not receive any additional compensation for his services as a director).

                        Fiscal 2008 Director Compensation

                                                                          Change in
                           Fees                                         Pension Value
                          Earned                                             and
                          or Paid                       Non-Equity      Nonqualified
                          -------    Stock   Option   Incentive Plan      Deferred        All Other
                          in Cash   Awards   Awards    Compensation     Compensation    Compensation    Total
Name                      ($)(1)     ($)     ($)(2)        ($)            Earnings           ($)         ($)
-----------------------   -------   ------   ------   --------------    -------------   ------------   ------
Ronald S. Cooper           69,500     --       --          --                --              --        69,500

Morris H. Gindi            62,000     --       --          --                --              --        62,000

William J. O'Neill, Jr.    83,000     --       --          --                --              --        83,000

----------
(1) Reflects the amount of cash compensation earned in Fiscal 2008 for Board and Committee service.

(2) Each independent director had no stock options outstanding as of the end of Fiscal 2008.

Retainers and Fees

Directors who are our employees receive no additional compensation for their services as directors. During Fiscal 2008, each non-employee member of the Board was paid the following: (i) an annual fee of $15,000 for serving on the Board;
(ii) a $2,500 annual fee for each Board committee on which he served or $3,500 for serving as Chairman, except that the Chairman of the Audit Committee received $10,000 and the Chairman of the Compensation and Stock Option Committee received $5,000 in light of the additional duties and responsibilities associated with chairing those committees; and (iii) $1,000 for each Board or committee meeting attended whether in person or telephonically.

Annual and meeting fees are paid quarterly in arrears. We reimburse all reasonable expenses incurred by both employee and non-employee directors in connection with such meetings. Independent directors do not receive additional compensation for meeting separately in executive session.

In addition to the aforementioned fees, the Chairman of the Special Committee receives an annual retainer of $25,000 and each of the other two members of the Special Committee receives an annual retainer of $15,000. The retainers are paid quarterly in arrears beginning with the quarter ended September 30, 2006 and continuing thereafter for as long as the Special Committee remains in existence. Each member of the Special Committee, which consists of the three independent directors who serve on the Board, is also paid $1,000 for each meeting of the Special Committee attended.

Equity Compensation

We do not currently grant options or restricted stock to our directors. Prior to January 20, 2003, we awarded stock options to each independent director upon appointment to the Board and upon each anniversary of his appointment pursuant to the 1993 Incentive Plan. The 1993 Incentive Plan expired on December 1, 2003. At June 28, 2008, each option granted to our independent directors under the 1993 Incentive Plan had expired.

        BENEFICIAL OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of October 27, 2008 about the beneficial ownership of our common stock by: (i) each person or group who we know beneficially owns more than 5% of our common stock; (ii) each director;
(iii) each named executive officer; and (iv) all directors and executive officers as a group.

                                                                           Amount and Nature of
                                                                                Beneficial          Percent of
Name of Beneficial Owner                                                       Ownership(1)          Class(1)
-----------------------------------------------------------------          --------------------     ----------
(i)   Beneficial Owners of More Than 5% of the Common Stock

      MT Trading LLC, Roger Beit, Sondra Beit, RH Trading LLC and              1,371,142(2)           23.2%
      LTC Racing LLC as a group
        c/o  MT Trading LLC 530 Silas Deane Highway,
        Suite 130 Wethersfield, CT 06109

      MT Trading LLC                                                           1,104,414(2)           18.7%
      530 Silas Deane Highway, Suite 130
      Wethersfield, CT 06109

      Dimensional Fund Advisors Inc.                                             490,899(3)            8.3%
      1299 Ocean Avenue, 11th Floor
      Santa Monica, CA 90401

      Everest Special Situations Fund, L.P.                                      431,015(4)            7.3%
      Platinum House, 21 Ha' arba'a Street
      Tel Aviv, Israel 64739

      Daniel Zeff                                                                496,494(5)            8.4%
      50 California Street, Suite 1500
      San Francisco, CA 94111

(ii)  Directors

      Ira B. Lampert                                                             585,641(6)            9.8%

      Ronald S. Cooper                                                             2,600(7)            *

      Morris H. Gindi                                                              3,000(8)            *

      William J. O'Neill, Jr.                                                         --               *

      Roger J. Beit                                                            1,371,142(2)           23.2%

(iii) Named Executive Officers

      Scott L. Lampert                                                             3,460(9)            *

      Blaine A. Robinson                                                           3,600(9)            *

      Urs W. Stampfli                                                              3,733(9)            *

      Gerald J. Angeli                                                                --               *

(iv)  Directors and executive officers as a group 8 persons)((10))             1,973,176              33.4%

----------
*     Indicates less than one percent (1%).

(1) For purposes of this table, beneficial ownership was determined in accordance with Rule 13d-3 under the Exchange Act, based upon information furnished by the persons listed or contained in filings made by them with the Commission; the inclusion of shares as beneficially owned should not be construed as an admission that such shares are beneficially owned for purposes of Section 16 of the Exchange Act. As of October 27, 2008, we had 5,913,610 shares of common stock issued and outstanding. All shares were owned directly with sole voting and investment power unless otherwise indicated.

(2) Based on information contained in a Form 4 filed with the Commission on November 17, 2005 by MT Trading LLC as to its beneficial ownership at November 16, 2005, a Form 4 filed with the Commission on November 14, 2005 by LTC Racing LLC as to its beneficial ownership at November 10, 2005, a Form 4 filed with the Commission on October 27, 2005 by RH Trading LLC as to its beneficial ownership at October 25, 2005, a Form 4 filed with the Commission on September 1, 2005 by Sondra Jay Beit as to her beneficial ownership at August 31, 2005, and additional discussions between us and MT Trading LLC. The 1,104,414 shares of Common Stock beneficially owned by MT Trading LLC at November 16, 2005 constitute the majority of the 1,371,142 shares beneficially owned by MT Trading LLC and the other members of the group listed first in this footnote. Director Roger Beit, the husband of Sondra Beit, is the authorized spokesperson and representative of MT Trading LLC, Sondra Beit, RH Trading LLC and LTC Racing LLC and has investment authority over the investment account in which such shares are held. Therefore, Mr. Beit may be deemed to hold voting and dispositive power with respect to all shares of common stock held by each of the persons referred to in this footnote. Mr. Beit disclaims beneficial ownership of securities held by these persons except to the extent of his pecuniary interest therein.

(3) Based on a Schedule 13G/A filed with the Commission on February 6, 2008 by Dimensional Fund Advisors Inc. as to its beneficial ownership at December 31, 2007.

(4) Based on information contained in a Schedule 13D filed with the Commission on September 11, 2008 by Everest Special Situations Fund, L.P. as to its beneficial ownership at September 11, 2008.

(5) Based on information contained in a Schedule 13D/A filed with the Commission on May 27, 2008 by Daniel Zeff as to his beneficial ownership at May 23, 2008.

(6) Represents: (i) 52,600 shares that may be acquired pursuant to stock options exercisable within 60 days after October 27, 2008; (ii) 527,441 shares owned, as to all of which Mr. Lampert has sole dispositive power; and (iii) 5,600 shares held by a ss.501(c)(3) charitable trust of which Mr. Lampert is a trustee with voting and dispositive power.

(7) Includes 2,600 shares, as to all of which Mr. Cooper has sole dispositive power.

(8) Includes 3,000 shares held by the Notra Trading Inc. Profit Sharing Plan & Trust, a retirement plan of which Mr. Gindi is a co-trustee and participant.

(9)   Represents   shares  that  may  be  acquired  pursuant  to  stock  options exercisable within 60 days after October 27, 2008.

(10) The group is comprised of Messrs. Ira B. Lampert, Cooper, Gindi, O'Neill, Beit, Robinson, Scott Lampert, Stampfli and Angeli.

Fiscal Year-End Equity Compensation Plan Information

The following table sets forth aggregated information concerning our equity compensation plans outstanding at June 28, 2008.

-----------------------------------------------------------------------------------------------------------------------
                                                                                                Number of Securities
                                         Number of Securities                                 Remaining Available for
                                           to be Issued upon                                   Future Issuance Under
                                              Exercise of                                    Equity Compensation Plans
                                         Outstanding Options,    Weighted-Average Exercise       (excluding shares
                                          Warrants and Rights      Price of Outstanding         reflected in the 1st
                                           Outstanding at FY       Options, Warrants and              column)
Plan Category                                   End (#)                   Rights
-----------------------------------------------------------------------------------------------------------------------
Equity Compensation Plans
-----------------------------------------------------------------------------------------------------------------------
   Approved by Shareholders                     86,407                    $26.40                        --
-----------------------------------------------------------------------------------------------------------------------
Equity Compensation Plans
-----------------------------------------------------------------------------------------------------------------------
   Not Approved by Shareholders                 53,277                    $22.91                      206,757
-----------------------------------------------------------------------------------------------------------------------
Total                                          139,684                    $25.07                      206,757
-----------------------------------------------------------------------------------------------------------------------

At June 28, 2008, we had a total of seven compensation plans under which shares of our common stock were authorized for issuance that were adopted without shareholder approval: (i) the 2002 Incentive Plan for Non-Officer Employees, New Recruits and Consultants (the "First 2002 Incentive Plan") and the 2002 Incentive Plan for New Recruits (the "Second 2002 Incentive Plan"; collectively with the First 2002 Incentive Plan, the "2002 Plans"); and (ii) five individual stock option plans, four of which were issued to employees (two of whom are executive officers) as an inducement to their employment with us and one (1) of which was issued to a consultant as a retention inducement. None of the options issued under any of these plans qualifies as an incentive stock option for federal tax purposes.

At June 28, 2008, 99,600 and 100,000 shares of our common stock were reserved for issuance pursuant to outstanding options granted under and options available for grant under the First 2002 Incentive Plan and the Second 2002 Incentive Plan, respectively. New recruits (including officers), non-officer employees and consultants in our service are eligible to participate in the First 2002 Incentive Plan. Only new recruits (including officers) are eligible to participate in the

Second 2002 Incentive Plan. The 2002 Plans generally provide for the granting of stock, stock options, stock appreciation rights, restricted shares or any combination of the foregoing to eligible participants. Shares subject to any outstanding options under each of these plans which expire or otherwise terminate prior to exercise will be available for subsequent issuance under the plan. Except as otherwise required by law or the plan, the Compensation and Stock Option Committee or the Board determine which eligible individuals are to receive option grants, the number of shares subject to each such grant, the vesting schedule for the option grant, the maximum term for which any granted option is to remain outstanding, and the exercise price. The exercise price may not be less than the fair market value of the option shares on the grant date.

At June 28, 2008, 30,217 shares of our common stock in the aggregate were reserved for issuance under individual stock option plans that were issued to employees (two of whom are executive officers) as an inducement to their becoming employed by us, and to a consultant as an inducement for his continued services, or were subsequently received by the employee or consultant, in exchange for their inducement option, in connection with a stock option repricing program. These plans were adopted for inducement of new employees and consultants and have substantially the same terms and conditions as options issued under the 2002 Plans. These stock options generally vest in three annual installments beginning on the first anniversary of the employee's start date or the grant date, have an exercise price equal to the closing price of the Common Stock on the date of grant, and expire ten years after the grant date. For those stock options that were received in exchange for the person's inducement option, the vesting schedule and expiration date of the inducement option were carried forward into the person's repriced stock option. The consultant's stock option began vesting on the date of grant, continued vesting in annual installments and became vested in full on April 24, 2004 since the consultant continued to make his services available to us.

                                 PROPOSAL THREE:

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

BDO Seidman, LLP ("BDO Seidman"), an independent registered public accounting firm, was appointed by the Audit Committee to audit our financial statements for Fiscal 2009. We expect that a representative of BDO Seidman will attend the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

The following table presents fees for professional audit services provided by BDO Seidman for the audit of our annual financial statements during Fiscal 2008 and Fiscal 2007 (in thousands):

                                                          FY 2008     FY 2007
                                                          -------     -------
Audit Fees                                                  $302        $453
Audit Related Fees                                            31          --
Tax Fees                                                      --          --
All Other Fees                                                --          --
--------------                                              ----        ----
Total                                                       $333        $453
                                                            ====        ====

Audit Fees includes fees for services rendered for the audit of our annual consolidated financial statements, the review of financial statements included in our quarterly reports on Form 10-Q, and consents and other services normally provided in connection with statutory and regulatory filings or engagements for those fiscal years.

Audit-Related  Fees  would  principally   include  fees  for  due  diligence  in
connection with potential transactions and accounting consultations.

Tax Fees would include fees for services rendered for tax compliance, tax advice and tax planning. We obtain these types of services from a professional services firm other than BDO Seidman.

All Other Fees would include fees for all other services rendered to us that do not constitute Audit Fees, Audit-Related Fees or Tax Fees.

In considering the nature of the services provided by BDO Seidman, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with BDO Seidman and management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the Commission to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants.

Approval Policy

All services rendered by our independent auditors are pre-approved by the Audit Committee in accordance with our Audit and Non-Audit Pre-Approval Policy for independent auditor services and are monitored both as to spending level and work content by the Audit Committee to maintain the appropriate objectivity and independence of the core service of the independent registered public accounting firm, which is the audit of our consolidated financial statements. Under the policy, the terms and fees of annual audit services, and any changes thereto, must be approved by the Audit Committee.

The policy also sets forth detailed pre-approved categories of other audit, audit-related and other non-audit services that may be performed by our independent auditors during the fiscal year, subject to the dollar limitations set by the Audit Committee. The Audit Committee may, in accordance with the policy, delegate to any of its members the authority to approve audit and non-audit services to be performed by the independent auditors. Any Audit Committee member who exercises this delegated authority must report any approval decisions to the Audit Committee at its next scheduled meeting. The foregoing pre-approval requirements are subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act that are approved by the Audit Committee prior to completion of the audit.

The Board is seeking shareholder ratification of its selection of BDO Seidman. If shareholders do not ratify the appointment of BDO Seidman as our independent registered public accounting firm for Fiscal 2009 at the annual meeting, the Audit Committee may reconsider the selection.

Our Board recommends a vote FOR the ratification of the appointment of BDO Seidman as our independent registered public accounting firm for Fiscal 2009. Ratification of the appointment of BDO Seidman as our independent registered public accounting firm for Fiscal 2009 requires the affirmative vote of a majority of the votes cast by the holders of shares present or represented and entitled to vote at the annual meeting.

                                OTHER INFORMATION

Shareholder Proposals for the 2009 Annual Meeting

Pursuant to Rule 14a-8 under the Exchange Act, our shareholders may present proper proposals for inclusion in our proxy statement and form of proxy and for consideration at the next annual meeting by submitting their proposals to us in a timely manner. Any shareholder of the Company who wishes to present a proposal for inclusion in the proxy statement and form of proxy for action at the 2009 Annual Meeting of Shareholders must comply with our By-Laws and the rules and regulations of the Commission, each as then in effect. Such proposals must be mailed to us at our offices at 4000 Hollywood Boulevard, Presidential Circle - 6th Floor, North Tower, Hollywood, Florida 33021, attention: Secretary. Under the rules of the Commission, any shareholder proposal intended to be presented at the 2009 Annual Meeting of Shareholders must be received no later than June 30, 2009 in order to be considered for inclusion in our proxy statement and form of proxy relating to such meeting. If a shareholder notifies us of an intent to present a proposal at the 2009 Annual Meeting of Shareholders at any time after September 13, 2009 (and for any reason the proposal is voted on at that meeting), it will be considered untimely and our proxy holders will have the right to exercise discretionary voting authority with respect to the proposal, if presented at the meeting, without including information regarding the proposal in our proxy materials.

Proxy Solicitation

In addition to solicitation by mail, the directors and employees of the Company may solicit proxies from shareholders by telephone or other electronic means or in person. Any director or employee of the Company who solicits proxies will not receive additional compensation for such services. We do not expect that specially engaged paid solicitors will solicit proxies. Although we might use such solicitors if we deem them necessary, we have not made arrangements or contracts with any such solicitors as of the date of this Proxy Statement.

Expenses of Solicitation

We will bear the cost of this proxy solicitation. In addition to the use of the mails, some of our regular employees, without additional remuneration, may solicit proxies personally or by telephone or facsimile. We will reimburse brokers, dealers, banks, and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding solicitation materials to beneficial owners of our common stock.

Other Business

As of the date of this proxy statement, our Board knows of no business to be presented at the Annual Meeting other than as set forth in this proxy statement. If other matters properly come before the Annual Meeting, or any of its adjournments, the persons named as proxies will vote on such matters in their discretion.

                                     ANNEX A
                       PLAN OF DISSOLUTION AND LIQUIDATION

      This Plan of Dissolution and Liquidation (the "Plan") is intended to accomplish the dissolution and complete liquidation of Concord Camera Corp., a New Jersey corporation (the "Company"), in accordance with Section 14A:12-4 and other applicable provisions of the Business Corporation Act of New Jersey ("BCANJ") and in accordance with Sections 331 and 336 of the Internal Revenue Code of 1986, as amended (the "Code").

      1.    Approval and Adoption of Plan.

      This Plan shall be effective when all of the following steps have been completed:

            (a) The Company's Board of Directors (the "Board") shall have adopted a resolution or resolutions with respect to the following:

                  (i) Dissolution and Complete Liquidation: The Board shall determine that it is deemed advisable for the Company to be dissolved and liquidated completely.

                  (ii) Adoption of the Plan: The Board shall approve this Plan as the appropriate means for carrying out the dissolution and complete liquidation of the Company.

                  (iii) Sale of Assets and Distributions: The Board shall determine that, as part of the Plan, it is deemed expedient and in the best interests of the Company to sell and monetize all or substantially all of the Company's non-cash assets, satisfy, discharge and/or otherwise resolve the Company's debts and other liabilities and distribute any remaining proceeds to the Company's shareholders, as appropriate.

            (b) Adoption of this Plan by the Company's Shareholders. The majority of the votes cast by holders of shares of common stock of the Company, no par value (the "Common Stock"), entitled to vote shall have approved and adopted this Plan, including the dissolution of the Company and those provisions authorizing the Board to sell all or substantially all of the Company's non-cash assets, at the annual meeting of the shareholders of the Company or at a special meeting of the shareholders of the Company called for such purpose by the Board.

      2.    Dissolution and Liquidation Period.

            (a) Once the Plan is effective, the steps set forth below shall be completed at such times as the Board, in its absolute discretion, deems necessary, appropriate or advisable. Without limiting the generality of the foregoing, the Board may direct the officers of the Company to proceed with the following steps to effect the dissolution and liquidation of the Company or may instruct the officers of the Company to delay the taking of any of the following steps until the Company has performed such actions as the Board or such officers determine to be necessary, appropriate or advisable for the Company to maximize the value of the Company's assets upon liquidation; provided that such steps may not be delayed longer than is permitted by applicable law.

                  (i) The filing of a Certificate of Dissolution of the Company (the "Certificate of Dissolution") pursuant to Section 14A:12-4 of the BCANJ, specifying the date (no later than ninety (90) days after the filing) upon which the Certificate of Dissolution will become effective (the "Effective Date"), and the completion of all actions that may be necessary, appropriate or desirable to dissolve and terminate the corporate existence of the Company;

                  (ii) The cessation of all of the Company's business activities and the withdrawal of the Company from any jurisdiction in which it is qualified to do business, except and insofar as necessary for the sale of its non-cash assets and for the proper winding up of the Company pursuant to Section 14A:12-9 of the BCANJ;

                  (iii) The negotiation and consummation of sales of all of the non-cash assets and properties of the Company, including the assumption by the purchaser or purchasers of any or all liabilities of the Company, insofar as the Board or the officers of the Company deem such sales to be necessary, appropriate or advisable;

                  (iv) The creation of a contingency reserve in such amount as the Board determines to be necessary, appropriate or advisable, for settlement and payment of liabilities, claims and obligations, including contingent liabilities, of the Company and expenses of the dissolution and liquidation. If there are insufficient assets to pay all liabilities, claims and obligations in full, liabilities, claims and obligations shall be paid or provided for according to their priority, and among liabilities, claims and obligations of equal priority, ratably to the extent of assets legally available therefore.

                  (v) The distribution of the remaining funds of the Company and the distribution of remaining unsold non-cash assets of the Company, if any and if practicable, to its shareholders.

            (b) If the Board  determines to follow the  procedures  described in
Section 14A:12-12 of the BCANJ, then the additional steps set forth below shall, to the extent necessary or appropriate, be taken:

                  (i) The giving of notice of the dissolution to all persons having a claim against the Company pursuant to Section 14A:12-12 of the BCANJ; and the rejection of any such claims in accordance with Section 14A:12-14 of the BCANJ; or

                  (ii) The  rejection  of any such  claims  in  accordance  with
Section 14A:12-14 and the payment, or the making of adequate provision for payment, of all such claims made against the Company and not rejected.

            (c) Notwithstanding the foregoing, the Company shall not be required to follow the procedures described in Section 14A:12-12 of the BCANJ, and the adoption of the Plan by the Company's shareholders shall constitute full and complete authority for the Board and the officers of the Company, without further shareholder action, to proceed with the dissolution and liquidation of the Company in accordance with any applicable provision of the BCANJ.

      3.    Authority of Officers and Directors After the Effective Date.

            (a) The Board and the officers of the Company shall continue in their positions for the purpose of winding up the affairs of the Company as contemplated by New Jersey law. The Board may appoint officers and either the Board or the officers of the Company may hire employees and retain independent contractors in connection with the winding up process. The Board is authorized to pay to the Company's officers, directors and employees, or any of them, compensation or additional compensation above their regular compensation, in money or other property, in recognition of the extraordinary efforts they, or any of them, will be required to undertake, or actually undertake, in connection with the successful implementation of this Plan.

            (b) Adoption of this Plan by holders of shares of Common Stock, as provided in Section 1(b) of this Plan, shall constitute the approval by the Company's shareholders of the Board's authorization of the payment of any such compensation.

            (c) The adoption of the Plan by the Company's shareholders shall constitute full and complete authority for the Board and the officers of the Company, without further shareholder action (except as otherwise required by mandatory provisions of New Jersey law, including Section 14A:12-9(2)(d) of the BCANJ), to do and perform any and all acts and to make, execute and deliver any and all agreements, conveyances, assignments, transfers, certificates and other documents of any kind and character which the Board or such officers deem necessary, appropriate or advisable: (i) to sell, dispose, convey, transfer and deliver the assets of the Company, whether before or after the Effective Date,
(ii) to satisfy, settle or provide for the satisfaction or settlement of the Company's liabilities, claims and obligations, including contingent liabilities, in accordance with the BCANJ, (iii) to distribute all of the remaining funds of the Company and any unsold non-cash assets of the Company to the Company's shareholders, and (iv) to dissolve the Company in accordance with the laws of the State of New Jersey and cause its withdrawal from all jurisdictions in which it is authorized to do business.

      4.    Conversion of Non-Cash Assets Into Cash or other Distributable Form.

      Subject to approval by the Board, the officers, employees and agents of the Company, shall, as promptly as feasible and whether before or after the Effective Date, proceed to collect all sums due or owing to the Company, to sell and convert into cash any and all corporate non-cash assets and, out of the assets of the Company, to satisfy, settle and pay or otherwise resolve or make adequate provision for the satisfaction, settlement and payment or resolution of all debts, liabilities, claims and obligations of the Company pursuant to
Section 2 above, including all expenses of the sale of non-cash assets and of the dissolution and liquidation provided for by the Plan.

      5.    Contingency Reserve.

      It is specifically contemplated that the Board may establish a contingency reserve of such amount as the Board or officers of the Company determine to be necessary, appropriate or advisable ("Contingency Reserve"), for the settlement and payment of liabilities, claims and obligations, including contingent liabilities, of the Company and expenses in connection with completion of the Plan. If any of the money set aside in the Contingency Reserve is not ultimately required for the settlement and payment of liabilities, claims and obligations, including contingent liabilities, of the Company and expenses in connection with completion of the Plan, the Company may, in the absolute discretion of the Board, either make a second distribution to its shareholders of the unused portion of such money or donate the unused portion of the money to a charitable organization if such unused portion is determined to be, at the sole discretion of the Board, de minimis.

      6.    Professional Fees and Expenses.

            (a) It is specifically contemplated that the Board or the officers of the Company may authorize the payment of retainer fees to law firms, accounting firms, auditing firms, tax advisors and other professionals and consultants selected by the Board for fees and expenses of the Company, including, among other things, to cover any costs payable pursuant to the indemnification of the Company's officers or members of the Board provided by the Company pursuant to its Certificate of Incorporation, the BCANJ or otherwise.

            (b) In addition, in connection with and for the purpose of implementing and assuring completion of this Plan, the Company may, in the absolute discretion of the Board or the officers of the Company, pay any brokerage, agency and other fees and expenses of persons rendering services to the Company in connection with the collection, sale, exchange or other disposition of the Company's property and assets and the implementation of this Plan.

      7.    Indemnification.

      The Company shall continue to indemnify its officers, directors, employees and agents in accordance with its Certificate of Incorporation and any contractual arrangements, for actions taken prior to and after the Effective Date, in connection with this Plan and the winding up of the affairs of the Company. The Board, in its absolute discretion, is authorized to obtain and maintain insurance, including, without limitation, directors and officers liability insurance, as may be necessary, appropriate or advisable to cover the Company's obligations hereunder.

      8.    Liquidating Trust.

      The Board may but is not required to establish a Liquidating Trust (the "Liquidating Trust") and distribute assets of the Company to the Liquidating Trust. The Liquidating Trust may be established by agreement with one or more Trustees selected by the Board. If the Liquidating Trust is established by agreement with one or more Trustees, the trust agreement establishing and governing the Liquidating Trust shall be in form and substance determined by the Board. The Trustees shall in general be authorized to take charge of the Company's property, and to sell and convert into cash any and all corporate non-cash assets and collect the debts and property due and belonging to the Company, with power to prosecute and defend, in the name of the Company, or otherwise, all such suits as may be necessary or proper for the foregoing purposes, and to appoint an agent under it and to do all other acts which might be done by the Company that may be necessary, appropriate or advisable for the final settlement of the unfinished business of the Company.

      9.    Liquidating Distributions.

            (a)  Liquidating  distributions,  in cash or in kind,  shall be made after the adoption of the Plan by the shareholders, and after the filing of a Certificate of Dissolution of the Company as provided in Section 2 above, at such time or times as the Board deems appropriate, to the Company's shareholders, pro rata in accordance with the respective number of shares then held of record; provided that in the opinion of the Board adequate provision has been made for the satisfaction, settlement and payment or resolution of all known, unascertained or contingent debts, obligations, claims and liabilities of the Company (including costs and expenses incurred and anticipated to be incurred in connection with the sale of non-cash assets and complete liquidation of the Company). All determinations as to the time for and the amount and kind of distributions to shareholders shall be made in the exercise of the absolute discretion of the Board and in accordance with Section 14A:12-16 of the BCANJ.

            (b) Any assets distributable to any creditor or shareholder of the Company who is unknown or cannot be found, or who is under a disability and for whom there is no legal representative, shall escheat to the applicable state or be treated as abandoned property pursuant to applicable state law.

      10.   Amendment, Modification or Abandonment of Plan.

      If for any reason the Company's Board determines that such action would be in the best interests of the Company, it may amend, modify or abandon the Plan and all action contemplated thereunder, notwithstanding shareholder approval, without additional shareholder approval, prior to the filing of the Certificate of Dissolution, or at any time after the filing of the Certificate of Dissolution, to the extent permitted by the BCANJ; provided, however, that the Company will not amend or modify the Plan under circumstances that would require additional shareholder approval under the BCANJ and the federal securities laws without complying with the BCANJ and the federal securities laws. Upon the abandonment of the Plan, the Plan shall be void.

      11.   Cancellation of Stock and Stock Certificates.

            (a) After known liabilities of the Company have been paid to the full extent possible, and the remaining assets of the Company have been distributed to the shareholders, the shareholders shall surrender any and all certificates representing the stock of the Company and shall have no further rights against the Company, whether arising out of each shareholder's status as a shareholder or as a creditor of the Company.

            (b) Following the filing of a Certificate of Dissolution of the Company, the Company's share transfer books shall be closed and the Company's capital stock and stock certificates evidencing the Company's capital stock will be treated as no longer being outstanding.

      12.   Liquidation under Section 331 and 336.

      It is intended that this Plan shall be a plan of complete liquidation within the terms of Sections 331 and 336 of the Code. The Plan shall be deemed to authorize such action as, in the opinion of counsel for the Company, may be necessary to conform with the provisions of said Sections 331 and 336.

      13.   Filing of Tax Forms.

      The appropriate officer of the Company is authorized and directed, within thirty (30) days after the effective date of the Plan, to execute and file a United States Treasury Form 966 pursuant to Section 6043 of the Code and such additional forms and reports with the Internal Revenue Service as may be appropriate in connection with this Plan and the carrying out thereof.


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